                                                                 Exhibit 10.1(c)



                           GENERAL MOTORS CORPORATION

                                    GM Logo

                               FRAMEWORK AGREEMENT

                                       FOR

                             INFORMATION TECHNOLOGY







This document contains confidential and proprietary information furnished for evaluation purposes only; except with the express prior written permission of General Motors Corporation, such information may not be published, disclosed or used for any other purpose.

                           General Motors Corporation
                               Framework Agreement
                                       for
                             Information Technology
                                Table of Contents

1. SCOPE OF AGREEMENT .......................................................         1
   1.1 APPLICABILITY ........................................................         1
   1.2 RELATIONSHIP OF THE PARTIES ..........................................         1
   1.3 ORDER OF PRECEDENCE ..................................................         2
   1.4 SUPPLY ITEMS .........................................................         2
   1.5 ACCEPTANCE OF PHASES AND STAGES ......................................         3
   1.6 ACCEPTANCE ...........................................................         3
   1.7 THIRD PARTY PRODUCTS AND SERVICES ....................................         3
   1.8 THIRD PARTY COMPLIANCE ...............................................         4
   1.9 ADDITIONAL SERVICES ..................................................         4
   1.10 FUNDAMENTAL PRINCIPLE OF GOOD FAITH AND FAIR DEALING ................         4
   1.11 INFORMATION GATHERING PRACTICES .....................................         4
2. CHANGES ..................................................................         5
   2.1 CHANGE ORDER PROCEDURES ..............................................         5
   2.2 CHANGE ORDER RESPONSE ................................................         5
   2.3 CHANGE IMPLEMENTATION ................................................         6
   2.4 PRICE INCREASE PURSUANT TO CHANGE ORDERS .............................         6
   2.5 NORMAL AND ROUTINE TASKS .............................................         6
   2.6 ADDITIONAL BUSINESS UNITS ............................................         6
3. CONTRACT ADMINISTRATION ..................................................         7
   3.1 DESIGNATION OF CONTRACT AND PROJECT MANAGERS .........................         7
   3.2 DELEGATION OF AUTHORITY ..............................................         8
   3.3 REVIEW MEETINGS AND PROGRESS REPORTS .................................         8
   3.5 STATUS REPORTS .......................................................         8
   3.5 EFFECT OF SUPPLIER'S FAILURE TO IDENTIFY CERTAIN PROBLEMS ............         8
   3.6 EFFECT OF SUPPLIER'S SUBMISSION OF STATUS REPORTS ....................         9
   3.7 EFFECT OF CUSTOMER'S FAILURE TO PERFORM CUSTOMER OBLIGATIONS .........         9
4. SUPPLIER PERSONNEL AND SUBCONTRACTORS ....................................         9
   4.1 KEY SUPPLIER PERSONNEL ...............................................         9
   4.2 OTHER SUPPLIER PERSONNEL .............................................        10
   4.3 NO EFFECT ON WARRANTIES ..............................................        10
   4.4 CUSTOMER ACCESS TO SUPPLIER PERSONNEL ................................        11
   4.5 SUBCONTRACTORS/SUPPLIER'S AGENTS .....................................        11
   4.6 SITE RULES AND REGULATIONS ...........................................        11
5. RELATIONSHIP BETWEEN CUSTOMER AND SUPPLIER ...............................        11
   5.1 RELATIONSHIP DEVELOPMENT .............................................        11
   5.2 PREFERENTIAL SCHEDULING ..............................................        11
   5.3 NEW TECHNOLOGY REPLACEMENT ...........................................        11
   5.4 CONTINUOUS IMPROVEMENT AND BEST PRACTICES ............................        12
   5.5 SATISFACTION AND PERFORMANCE REVIEWS .................................        12
   5.6 COMPETITIVE ASSESSMENT ...............................................        13
   5.7 SHARED ENVIRONMENT ...................................................        13
   5.8 CONSENTS .............................................................        14

                           General Motors Corporation
                               Framework Agreement
                                       for
                             Information Technology
                                Table of Contents

6. CUSTOMER OBLIGATIONS AND ASSETS ..........................................        14
   6.1 CUSTOMER OBLIGATIONS .................................................        14
   6.2 CUSTOMER ASSETS ......................................................        15
7. TRANSACTION AGREEMENTS ...................................................        16
   7.1 TERMS ................................................................        16
8. CHARGES ..................................................................        18
   8.1 PAYMENT REQUIREMENTS .................................................        18
   8.2 NO PRICE INCREASES ...................................................        18
   8.3 NO RESTRICTIONS ON USE ...............................................        18
   8.4 RIGHT OF SET-OFF .....................................................        18
   8.5 OUT-OF-POCKET ........................................................        18
9. PRICING ..................................................................        19
   9.1 INVOICING STANDARDS ..................................................        19
   9.2 ISSUANCE AND DELIVERY OF INVOICES ....................................        19
   9.3 CREDITS ..............................................................        19
   9.4 DISCOUNTS ............................................................        20
   9.5 PAYMENT TERMS ........................................................        20
   9.6 SUPPLIER'S EFFORTS TO MINIMIZE CHARGES ...............................        20
   9.7 FEE DISPUTES .........................................................        20
   9.8 CURRENCY .............................................................        21
10.  COVENANTS, REPRESENTATIONS AND WARRANTIES ..............................        21
   10.1 CAPABILITIES ........................................................        21
   10.2 DELEGATION OF AUTHORITY .............................................        21
   10.3 RIGHT AND TITLE .....................................................        21
   10.4 MANUFACTURER'S WARRANTIES ...........................................        21
   10.5 SOFTWARE ............................................................        21
   10.6 STANDARDS ...........................................................        22
   10.7 TERMINATION BY ELECTRONIC MEANS .....................................        22
   10.8 SUPPLIER THIRD PARTY AGREEMENTS .....................................        22
   10.9 CUSTOMER THIRD PARTY AGREEMENTS .....................................        22
   10.10 YEAR 2000 ..........................................................        22
   10.12 EMU CONVERSION .....................................................        23
   10.14 ESCROW SUFFICIENCY .................................................        23
11. MUTUAL DISCLAIMER .......................................................        23
12. CONFIDENTIAL INFORMATION ................................................        23
   12.1 CONFIDENTIAL INFORMATION OF CUSTOMER ................................        23
   12.2 CONFIDENTIAL INFORMATION OF SUPPLIER ................................        24
   12.3 SAFEGUARDING DATA ...................................................        25
   12.4 FILE SECURITY .......................................................        25
   12.6 RESTRAINTS ON COPYING ...............................................        25
   12.6 NOTIFICATION TO CUSTOMER ............................................        25
   12.7 SUPPLIER SOFTWARE ASSIGNMENT OF CODES ...............................        26
   12.8 CODE SECURITY .......................................................        26
   12.9 USE AND RETURN OF CUSTOMER CONFIDENTIAL INFORMATION .................        26
   12.11 USE AND RETURN OF SUPPLIER CONFIDENTIAL INFORMATION ................        26
   12.11 SECURITY PROCEDURES ................................................        27
   12.12 PERSONNEL ..........................................................        27
   12.13 INTERNET ADDRESSES .................................................        27
   12.15 ATTORNEY-CLIENT PRIVILEGE ..........................................        27
   12.15 UNAUTHORIZED ACCESS ................................................        28
   12.16 COSTS ..............................................................        28
   12.17 EXCLUSION ..........................................................        28

                           General Motors Corporation
                               Framework Agreement
                                       for
                             Information Technology
                                Table of Contents

13. PROPRIETARY RIGHTS ......................................................        29
   13.1 CUSTOMER INTELLECTUAL PROPERTY ......................................        29
   13.2 SUPPLIER INTELLECTUAL PROPERTY ......................................        29
   13.3 THIRD-PARTY INTELLECTUAL PROPERTY ...................................        30
   13.4 DERIVATIVE WORKS ....................................................        31
   13.5 WORK PRODUCT ........................................................        32
   13.6 DEVELOPED SOFTWARE ..................................................        32
   13.7 REPRODUCTION OF SOFTWARE ............................................        32
   13.8 DOCUMENTATION .......................................................        33
   13.9 RIGHTS IN DATA ......................................................        33
14. ESCROW OF SOURCE CODE ...................................................        33
   14.1 RELEASE OF ESCROW ...................................................        33
   14.2 CUSTOMER'S RIGHTS AND OBLIGATIONS AFTER RELEASE OF SOURCE CODE ......        34
   14.3 ESCROW VERIFICATION .................................................        34
   14.4 SOURCE CODE INSTALLATION ............................................        34
16. INDEMNIFICATION .........................................................        35
   15.1 INDEMNIFICATION BY CUSTOMER .........................................        35
   15.2 INDEMNIFICATION BY SUPPLIER .........................................        35
   15.3 NOTICE ..............................................................        36
   15.4 INDEMNIFICATION PROCEDURES ..........................................        36
   15.5 USE OF INFRINGING PRODUCTS OR SERVICES ..............................        37
   15.6 DISCONTINUATION OF PAYMENTS .........................................        37
   15.7 EXCLUSION ...........................................................        37
16. THIRD PARTY AGREEMENTS ..................................................        37
   16.1 THIRD-PARTY AGREEMENTS .............................................         38
   16.2 PERFORMANCE UNDER THIRD-PARTY AGREEMENTS ...........................         38
   16.3 PERFORMANCE UNDER SUPPLIER-ADMINISTERED AGREEMENTS .................         38
   16.4 THIRD-PARTY INVOICES ................................................        38
17. INSURANCE ...............................................................        39
   17.1 TYPES AND AMOUNT ....................................................        39
   17.2 REPUTABLE INSURERS ..................................................        39
   17.3 INSURANCE CERTIFICATES ..............................................        39
   17.4 NO SATISFACTION OF OTHER OBLIGATIONS ................................        40
   17.5 SUBCONTRACTORS ......................................................        40
18. TERM ....................................................................        40
   18.1 INITIAL TERM ........................................................        40
   18.2 RENEWAL .............................................................        40
   18.3 MAXIMUM TERM ........................................................        40
   18.4 EFFECT OF EXPIRATION OR TERMINATION .................................        40
19. TERMINATION AND CANCELLATION ............................................        41
   19.1 CANCELLATION ........................................................        41
   19.2 EFFECT OF CANCELLATION ..............................................        41
   19.3 TERMINATION FOR CONVENIENCE .........................................        41
   19.4 TERMINATION FOR CHANGE IN CONTROL OF SUPPLIER .......................        41
   19.5 TERMINATION FOR CAUSE ...............................................        42
   19.6 TERMINATION FOR INSOLVENCY ..........................................        42
   19.7 EFFECT OF PARTIAL TERMINATION .......................................        42
   19.8 TERMINATION FEE .....................................................        42
   19.9 ABSOLUTE OBLIGATION .................................................        43
   19.10 RIGHTS UPON TERMINATION ............................................        44
20. REMEDIES ................................................................        45
   20.1 REMEDIES OF EITHER PARTY ............................................        45
   20.2 NO WAIVER ...........................................................        45
   20.3 CONSEQUENTIAL DAMAGES ...............................................        45
   20.4 DIRECT DAMAGES ......................................................        45
   20.5 EXCLUSIONS ..........................................................        46

                           General Motors Corporation
                               Framework Agreement
                                       for
                             Information Technology
                                Table of Contents

21. RESOLUTION OF DISPUTES ..................................................        46
   21.1 RESOLUTION OF DISPUTES OF INVOICES ..................................        46
   21.2 RESOLUTION OF ALL DISPUTES ..........................................        47
22. AUDIT RIGHTS; RECORDS RETENTION .........................................        47
   22.1 AUDITS (PROCESSING) .................................................        47
   22.2 CUSTOMER EXPENSES ...................................................        47
   22.3 SUPPLIER EXPENSES ...................................................        47
   22.4 AUDITS (PERFORMANCE AND FEES) .......................................        47
   22.5 RECORDS RETENTION ...................................................        48
   22.6 ACCESS ..............................................................        48
   22.7 STATUS REPORTS ......................................................        48
   22.8 AUDIT SOFTWARE ......................................................        48
   22.9 FACILITIES ..........................................................        48
23. ASSIGNMENT ..............................................................        49
   23.1 ASSIGNMENT BY SUPPLIER ..............................................        49
   23.2 ASSIGNMENT BY CUSTOMER ..............................................        49
   23.3 PARTIAL ASSIGNMENT TO RELATED ENTITY OR PURCHASER ...................        49
   23.4 DIVESTED ENTITIES ...................................................        50
24. TAXES ...................................................................        50
   24.1 INFORMATION .........................................................        50
   24.2 STRUCTURE ...........................................................        50
   24.3 TAX CREDIT ..........................................................        50
   24.4 COOPERATION .........................................................        50
25. MISCELLANEOUS ...........................................................        51
   25.1 COMPLIANCE WITH LAWS AND REGULATIONS ................................        51
   25.2 INDEPENDENT CONTRACTOR STATUS AND GENERAL LIABILITY PROVISION .......        51
   25.3 FORCE MAJEURE .......................................................        51
   25.4 RELEASES AND WAIVERS ................................................        52
   25.5 NOTICES .............................................................        52
   25.6 CUMULATIVE REMEDIES .................................................        52
   25.7 AMENDMENT ...........................................................        52
   25.8 BUSINESS CONTINUITY .................................................        52
   25.9 NO BROKERS OR INTERMEDIARIES ........................................        53
   25.10 NO WAIVER ..........................................................        53
   25.11 PARTIAL INVALIDITY .................................................        53
   25.12 HEADINGS ...........................................................        53
   25.13 COUNTERPARTS .......................................................        53
   25.14 ENTIRE AGREEMENT ...................................................        53
   25.15 PUBLICITY ..........................................................        53
   25.16 SURVIVAL ...........................................................        53
   25.17 GOVERNING LAW; VENUE; SERVICE OF PROCESS ...........................        54
   25.18 THIRD PARTY BENEFICIARIES ..........................................        54
   25.19 COVENANT OF FURTHER ASSURANCES .....................................        54


                                     * * *

APPENDIX A - .............................................................      GLOSSARY

EXHIBITS

         1.2 -    EXISTING AGREEMENTS

         3.3A -   CUSTOMER DELEGATION OF AUTHORITY

         5.1 -    CUSTOMER INFORMATION SYSTEMS AND SERVICES ORGANIZATION CHART

         5.4D -   CUSTOMER CORPORATE INFORMATION TECHNOLOGY ARCHITECTURE AND TECHNICAL STANDARDS

         8.5 -    CUSTOMER TRAVEL GUIDELINES

         10-      SOFTWARE  WITH ILLICIT  CODE,  KEY, NODE LOCK,  TIME-OUT AND OTHER  PRODUCT- OR  SERVICE-LIMITING
                  FUNCTIONS

         10.10-   CUSTOMER YEAR 2000 COMPLIANCE TEST PROCEDURE

                           GENERAL MOTORS CORPORATION
                               FRAMEWORK AGREEMENT
                                       FOR
                             INFORMATION TECHNOLOGY


                  THIS FRAMEWORK AGREEMENT FOR INFORMATION TECHNOLOGY is made to be effective as of the 8th day of June, 1998 (Effective Date) by and between General Motors Corporation with offices at 100 Renaissance Center, Detroit, Michigan and FreeMarkets OnLine, Inc., with offices at 130 Seventh Street, Century Building, Suite 500, Pittsburgh, Pennsylvania 15222.

                  Terms used with initial capital letters in this Framework Agreement or in other Agreements are defined in Appendix A or herein or therein.

                            BACKGROUND AND OBJECTIVES

         Customer and its Related Entities desire to procure certain information technology products and services, and Supplier desires to be considered as a potential supplier of such products and services to Customer. Customer desires to solicit these products and services from Supplier from time to time, generally through the issuance of Requests For Proposal to the Supplier and to other suppliers of these products and services. The Parties' objectives in entering into this Framework Agreement are: (i) to establish the Parties' desire to create a mutually beneficial relationship in a globally competitive marketplace; (ii) to ensure that Supplier understands Customer's requirements for information technology products and services including Customer's information technology strategy as set forth in Customer's Corporate Information Technology Architecture and Technical Standards; (iii) to set forth the terms that shall govern the provision of Products and Services by Supplier to Customer; and (iv) to establish a structure by which all transactions between the Parties may be completed in a time-efficient and cost-effective manner. Supplier will share Customer's dedication to customer enthusiasm, integrity, teamwork, innovation and continuous and measurable improvement. Both Parties will strive to eliminate ambiguities and omissions from the spoken and written terms of the relationship by communicating with clarity of purpose and expectations.

                                  THE AGREEMENT


1.       SCOPE OF AGREEMENT

         1.1 APPLICABILITY. This Framework Agreement is applicable to the procurement by Customer or its Related Entities, for any Site, of any Products or Services that are available during the Term of the applicable Agreements.

         1.2 RELATIONSHIP OF THE PARTIES. Supplier and Customer will execute this Framework Agreement and each Category Agreement, while Supplier, on the one hand, and Customer or a Related Entity of Customer, on the other hand, will execute each Transaction Agreement. Each Related Entity of Customer that is a party to one or more of the Transaction Agreements shall be considered to be the "Customer" as such term is used in this Framework Agreement and in all applicable Category Agreements. Notwithstanding the foregoing, Supplier acknowledges and agrees that only the Related Entity of Customer that is a party to the applicable Agreement shall be held responsible for and liable to any other party with respect to activities under that Agreement. In the event the Supplier is a partnership, the partnership alone will be held responsible for, and liable to, the Customer with respect to activities under any of the applicable Agreements, and not the individual partners comprising the partnership. General Motors Corporation shall be an intended third party beneficiary of the rights of any of its Related Entities under all Transaction Agreements to which any of such Related Entities is a party.

         1.3 ORDER OF PRECEDENCE. This Framework Agreement is a general procurement agreement that contemplates the execution by Supplier and Customer of one or more Category Agreements and one or more Transaction Agreements. A Transaction Agreement may be applicable to (and therefore incorporate the terms of) more than one Category Agreement, and each Category Agreement may have more than one applicable Transaction Agreement. The Parties intend that the terms of this Framework Agreement be incorporated into all Category Agreements and Transaction Agreements, and that the terms of the Agreements are consistent with each other. Any inconsistency, ambiguity or conflict between or among the terms and conditions of the operative documents will be resolved in the following order of precedence:

                  (A) any applicable Change Order(s), with a later Change Order taking precedence over any earlier, applicable Change Order(s);

                  (B) the applicable Transaction Agreement, with the Transaction Agreement regarding an undertaking covered therein taking precedence over Category Agreements and the Framework Agreement regarding the same undertaking;

                  (C) the applicable Category Agreement with the Category Agreement regarding an undertaking covered therein taking precedence over Framework Agreement regarding the same undertaking; and

                  (D) the Framework Agreement.

Notwithstanding the foregoing, the order of precedence applies only to the extent an inconsistency, ambiguity or conflict exists. Any inconsistent, ambiguous or conflicting terms shall not be deemed to be amended, modified, canceled or waived with respect to any other Category Agreement or Transaction Agreement or for any other purpose whatsoever. No amendment, modification, cancellation or waiver shall be effective until Change Order Procedures are completed.

         1.4 SUPPLY ITEMS. Prior to the execution of the applicable Transaction Agreements by Customer, Supplier shall provide Customer with specifications for all Supply Items required to provide the Products or perform the Services contemplated by such Transaction Agreements. Customer reserves the right to obtain and use Supply Items from sources other than Supplier without affecting Supplier obligations, including maintenance and performance warranties under the related Category Agreement and Transaction Agreement, provided such

Supply Items conform to the applicable specifications. If Customer obtains any Supply Items from an authorized reseller of Supplier, such Supply Items will be covered by the same warranty terms as if the Supply Items had been obtained directly from Supplier.

         1.5 ACCEPTANCE OF PHASES AND STAGES. Depending upon the nature of the Products or Services, the applicable Category Agreements and Transaction Agreements may provide that Supplier shall perform its obligations in two or more phases or stages. In such event, each such phase or stage of performance shall constitute a separate obligation of Supplier, the performance of which shall be subject to all remedies available to Customer under the applicable Agreements in the event the applicable Acceptance Criteria specified therein are not fully satisfied.

         1.6 ACCEPTANCE.

                  Customer may include in the terms and conditions of each Transaction Agreement certain Acceptance Criteria for Supplier's delivery and performance of the Products and Services and any related Deliverables. Customer shall have the period of time, if any, as set forth in the applicable Transaction Agreement in which to ascertain whether the Products and Services meet or exceed all applicable Specifications, Deliverables, Service Levels and all other representations, warranties, covenants and conditions of the applicable Agreements, and that the Supplier has provided and performed the Products and Services to successfully complete the Acceptance Criteria. Except as otherwise expressly set forth in the Transaction Agreement, Customer's obligation to compensate Supplier with respect to any Products or Services and any related Deliverables shall arise only after Customer has reviewed such items, performed such Acceptance Testing as set forth in the applicable Transaction Agreement, and otherwise established that Supplier has fully performed its obligations under the applicable Agreements, and that Supplier is not otherwise in default under such Agreements. In no event shall use of the Products or Services or any related Deliverables by Customer for business, profit, revenue or any other purpose during Acceptance Testing constitute acceptance by Customer. Supplier's failure to meet the Acceptance Criteria within the time established in the applicable Transaction Agreement shall constitute breach, and it shall be deemed that Customer has received no value from the Products and Services.

         1.7 THIRD PARTY PRODUCTS AND SERVICES.

                  (A) Except as otherwise expressly set forth in the Transaction Agreement, Customer may at any time obtain any products and services, from any third party in replacement of, or in addition to, the Products and Services from the Supplier. If such products and services are procured as a result of termination of Customer's obligation to procure the Products and Services, the terms of Article 19 will apply based on the reasons for such termination. In the event Customer contracts with a third party for products or services, Supplier shall cooperate with Customer and such third party to the extent reasonably required by Customer and such third party, which cooperation shall include, but not be limited to, the following:

                           (1) providing such third party with the written
requirements, standards and procedures applicable to Customer's information technology environment as requested by Customer;

                           (2) providing assistance and support Services to such
third party on behalf of Customer at the rates set forth in the applicable Transaction Agreement; and

                           (3) providing access to the Products and Services
being used by Supplier as may be reasonably required by such third party and approved by Customer.

                  (B) Alternatively, upon Customer's request, Customer and Supplier may jointly negotiate with a third party the terms and conditions relating to the Products and Services Supplier will be providing to Customer through such third party.

         1.8 THIRD PARTY COMPLIANCE. Customer shall require all third party suppliers to comply with Supplier's reasonable requirements regarding operations, data center standards, confidentiality and security to the extent applicable and necessary. Supplier will provide to such third parties, or to Customer upon request, copies of any such reasonable requirements regarding Supplier's operations, data center standards, confidentiality and security.

         1.9 ADDITIONAL SERVICES. During the Term, Customer may desire to obtain Additional Services. As soon as reasonably practicable and in no event later than thirty (30) days after Supplier's receipt of Customer's request for Additional Services, Supplier may submit to Customer, Supplier's Proposal for provision of Additional Services, including Supplier's proposed charges for the Additional Services; provided, however, if Supplier cannot provide its Proposal within thirty (30) days, Supplier shall notify the Customer and may request an extension for a reasonable period of time, which Customer, in its reasonable discretion, may grant. Customer, in Customer's sole discretion, may obtain additional services from suppliers other than Supplier.

         1.10 FUNDAMENTAL PRINCIPLE OF GOOD FAITH AND FAIR DEALING. In entering into this Framework Agreement, the Category Agreements and the Transaction Agreements, each of Customer and Supplier acknowledges and agrees that all aspects of the worldwide business relationship and dealings between Customer and Supplier contemplated by the Agreements, including the performance of all obligations and the exercise of all rights under the Agreements, will be governed by the fundamental principle of good faith and fair dealing. Customer and Supplier will assure that each of their respective Related Entities complies with this principle of good faith and fair dealing.

         1.11 INFORMATION GATHERING PRACTICES. Supplier agrees that its acquisition of information on behalf of Customer shall be in compliance with all applicable laws and regulations and shall be in compliance with the ethical principles set forth by Customer as follows:

                  There are important limitations on how and what competitive information may be obtained. No improper means may be used to acquire confidential or proprietary information from any competitor, supplier or customer. Improper means would include any form of industrial espionage, the payment of money or giving of any favor or consideration, or the hiring of a competitor's employees to obtain confidential information. Information which may not be sought would include data on a competitor's unannounced new products or confidential data relating to costs, prices or profits.

2.       CHANGES

         2.1 CHANGE ORDER PROCEDURES.

                  (A) In the event that Customer desires to propose a Change, it shall deliver a Change Order Request to the applicable Supplier Project Manager. Supplier shall use reasonable efforts to promptly prepare and deliver to Customer, at no charge to Customer, a Change Order Response in accordance with the time period, if any, set forth in the Change Order Request. If Supplier cannot provide a Change Order Response within the time period, if any, set forth in the Change Order Request, Supplier shall notify the Customer and request an extension for a reasonable period of time, which Customer, in its reasonable discretion, may grant.

                  (B) In the event that Supplier desires to propose a Change, it shall deliver a Change Order Response to the applicable Customer Project Manager or to the Customer Corporate Contract Manager.

                  (C) A Change Order Response, whether in response to a Change Order Request or not, shall constitute an irrevocable offer by Supplier for a time period of sixty (60) days to implement the proposed Change described therein on the terms set forth herein and therein.

                  (D) If Customer accepts Supplier's offer as set forth in the Change Order Response, such Change Order Response shall be deemed to be a Change Order.

         2.2 CHANGE ORDER RESPONSE. Supplier shall include the following information in all Change Order Responses:

                  (i) the effect, and manner of establishment thereof, of the proposed Change, if any, on the amounts payable by Customer under the Agreements (as determined by the procedure set forth in Section 2.4

                  (ii) the effect, and manner of establishment thereof, of the proposed Change, if any, on Supplier's performance of its obligations under the Agreements, including the effect on required Schedules and Service Levels as set forth in the applicable Transaction Agreements;

                  (iii) a good faith estimate of the effect, and manner of establishment thereof, of the proposed Change, if any, on Customer's costs and expenses relating to Customer's obligations under the Agreements;

                  (iv) the anticipated time schedule for implementing the proposed Change; and

                  (v) any other information requested by Customer or reasonably necessary for Customer to make an informed decision.

         2.3 CHANGE IMPLEMENTATION. No Change Order shall become effective without the written approval of the applicable Customer Project Manager. In addition, certain Changes may only be approved by the Customer Corporate Contract Manager or his or her designee as set forth in Customer's Delegation of Authority. Under no circumstances shall Supplier be entitled to payment for any Product or Service provided pursuant to a Change Order that has not been so approved by the Customer Project Manager or the Customer Corporate Contract Manager or his or her designee.

         2.4 PRICE INCREASE PURSUANT TO CHANGE ORDERS. If either Party proposes a Change in the Products or Services to be provided hereunder pursuant to the Change Order Procedures, the price for such Change shall be determined in the manner set forth below.

                  (A) To the extent the proposed Change can be reasonably accommodated within the specified existing level of resources, not including overtime work, then being used by Supplier in performing its obligations hereunder or under the other applicable Agreements, and without degradation of Supplier's compliance with all applicable performance requirements, the charges payable by Customer under the Agreements shall not be increased. To the extent a Change proposed by either Party will lower Supplier's cost to fully perform its obligations hereunder, the charges payable by Customer under the Agreements shall be equitably adjusted to reflect such projected cost savings.

                  (B) To the extent the proposed Change in Products or Services is not subject to Section 2.4 (A) above or except as otherwise expressly set forth in the Transaction Agreement, Supplier shall quote Customer a charge for such Change equal to Supplier's incremental cost of providing such changed or additional Products or Services plus a reasonable profit margin on such incremental cost not exceeding the profit margin then charged by the Supplier. Supplier shall include with its quote the information used by Supplier to determine its incremental costs and the appropriate profit margin.

         2.5 NORMAL AND ROUTINE TASKS. Notwithstanding anything to the contrary in the Agreements, Supplier acknowledges that Supplier is expected to undertake and accomplish normal and routine tasks necessary to perform its obligations under the Agreements for the charges set forth in the applicable Agreements. No Change Order Response will be approved by Customer for tasks that Customer reasonably determines to be normal and routine tasks.

         2.6 ADDITIONAL BUSINESS UNITS. Customer shall have the right to add Related Entities or other additional Sites, entities and units under the Agreements. The Parties shall follow the Change Order Procedures in the event that Customer adds a Related Entity or other additional Site, entity or unit. Customer's Change Order Request shall contain sufficient information for Supplier to prepare an accurate and complete Change Order Response. The Change Order Response shall contain a plan to accommodate Customer's needs in a cost-effective manner without a disruption in service to Customer. Such Change Order Response shall also include any adjustments to the compensation due Supplier under the applicable

Agreements (subject to such adjustments being limited to the rates or other pricing in effect under the applicable Agreements for similar Products or Services unless Supplier can demonstrate that the cost of delivery of the Products and Services is significantly higher due to different circumstances). Customer shall not be obligated to accept such Change Order Response with respect to any Related Entities or other additional Sites, entities or units.

3.       CONTRACT ADMINISTRATION

         3.1 DESIGNATION OF CONTRACT AND PROJECT MANAGERS. The Parties will designate Managers for all Agreements in accordance with the following:

                  (A) Customer and Supplier will each designate a Corporate Contract Manager who shall be responsible for, among other things:

                           (1) Implementing, managing and enforcing Agreements
on behalf of that Party, including overall management of the Agreements;

                           (2) Supporting the implementation of the Transaction
Agreements by the Project Managers for the Parties thereto, including, through the formulation of guidelines for use by the Project Managers to implement the Transaction Agreements;

                           (3) Exercising day-to-day responsibility for
achieving resolution of corporate-wide issues relating to the Agreements;

                           (4) Working with the Project Managers to establish
uniform policies applicable to the Products and Services provided by Supplier to Customer; and

                           (5) Monitoring the activities of the Project Managers
as applicable, of that Party.

                  (B) Each Party to a Transaction Agreement will appoint a Project Manager who will be identified in the Transaction Agreement, and who will be responsible for the following:

                           (1) implementing, managing and enforcing the
Agreement on behalf of the Party;

                           (2) supervising performance of that Party's
obligations under the Agreement;

                           (3) having principal responsibility to resolve
disputes between the Parties; and

                           (4) ensuring that the policies and procedures
established with respect to the Agreement are consistent with the policies and procedures of general applicability established by the applicable Corporate Contract Manager.

         3.2 DELEGATION OF AUTHORITY.

                  (A) The Customer Delegation of Authority limits the authority of Customer Project Managers and other Customer personnel to undertake certain obligations. Obligations undertaken by any Customer Project Manager or other Customer personnel who are not authorized to enter into such obligations under the Customer Delegation of Authority are voidable, in Customer's sole discretion.

                  (B) Each Corporate Contract Manager or Project Manager may delegate any of his or her authority to a designated representative by notifying the other Party's Corporate Contract Manager or Project Manager of the designated representative to whom such authority is delegated and the extent of the authority delegated, which notice shall be confirmed in writing. Subject to
Section 3.2(A), each Party shall be entitled to rely upon instructions received:

                           (1) from the Corporate Contract Manager or Project
Manager for the other Party with respect to all matters relating to the Agreements; and

                           (2) any designated representative of the Corporate
Contract Manager or Project Manager for the other Party so authorized with respect to the areas for which such designated representative is responsible.

         3.3 REVIEW MEETINGS AND PROGRESS REPORTS. During the Term, and as requested by Customer Project Manager, the Customer Project Manager and Supplier Project Manager, as well as additional personnel involved in the performance of the applicable Transaction Agreements, shall meet at a location designated by Customer or, at Customer's option, shall conduct a telephone conference call, to discuss the progress made by Supplier and Customer in the performance of their respective obligations during the period since the most recent meeting for such purpose.

         3.4 STATUS REPORTS. In order to facilitate proper management of the Agreements, Supplier shall, at each such meeting, provide Customer with a written status report in which Supplier identifies any material problem or circumstance encountered by Supplier, or which Supplier gained knowledge of during the period since the last such status report (including without limitation the failure of Customer to perform, any delay of Customer in performing, or the inadequacy in the performance of Customer of any Customer obligation set forth in the Agreements), or any problem or circumstance that may cause material harm to Customer, that: (i) may prevent or tend to prevent Supplier from completing any of its obligations hereunder; (ii) may cause or tend to cause Supplier to generate charges in excess of those previously agreed to by the Parties; or (iii) result in increased costs or obligations for Customer in complying with the terms of the Agreements. Supplier shall identify such costs, the amount of excess charges, if any, and the cause of any identified problem or circumstance and steps taken or proposed to be taken by Supplier to remedy same.

         3.5 EFFECT OF SUPPLIER'S FAILURE TO IDENTIFY CERTAIN PROBLEMS. In the event Supplier fails to specify in writing any material problem or circumstance, or any problem or circumstance that may cause material harm to Customer, that the Supplier knew or should have known, with respect to the time covered by Supplier's status report, it shall be conclusively presumed for purposes of the Agreements that no such problem or circumstance arose during such time, and Supplier shall not be entitled to rely upon such problem or circumstance as a purported justification for either:

                  (A) claiming Supplier is entitled to receive any amount (including without limitation damages or additional charges arising out of a breach by Customer of a Customer obligation as set forth in the Agreements) with respect to any of Supplier's obligations hereunder in excess of those previously agreed to; or

                  (B) failing to complete any of Supplier's obligations hereunder.

         3.6 EFFECT OF SUPPLIER'S SUBMISSION OF STATUS. Submission by Supplier of the status reports pursuant to Section 3.4 shall not alter, amend or modify Supplier's or Customer's rights or obligations pursuant to any provision of the Agreements.

         3.7 EFFECT OF CUSTOMER'S FAILURE TO PERFORM CUSTOMER OBLIGATIONS. For any problem or circumstance included in any Supplier status report and which Supplier claims was the result of Customer's or Customer's subcontractors' or agents' failure or delay in discharging a Customer obligation as set forth in the Agreements, Customer shall review the same and determine if such problem or circumstance was in fact the result of such failure or delay. If Customer agrees as to the cause of such problem or circumstance, then the Parties shall follow the Change Order Procedures. If Customer does not agree as to the cause of such problem or circumstance, the Parties shall each attempt to resolve the problem or circumstance in a manner satisfactory to both Parties.

4.       SUPPLIER PERSONNEL AND SUBCONTRACTORS

         4.1 KEY SUPPLIER PERSONNEL.

                  (A) Supplier shall propose names and provide resumes for Supplier's recommendation for the position of the Supplier Corporate Contract Manager to Customer for Customer's approval, such approval not to be unreasonably withheld. The Customer Corporate Contract Manager and Supplier Corporate Contract Manager may designate as Key Supplier Personnel, a reasonable number of key Supplier positions that are critical to the Customer/Supplier relationship and the successful performance under the Agreements including, but not limited to, the Supplier Project Managers. In addition, Customer shall have the right to designate up to ten percent (10%) of Supplier personnel assigned under any Transaction Agreement as Key Supplier Personnel.

                  (B) Before any Supplier employee is assigned as a Key Supplier Personnel, Supplier will propose to Customer that such employee be assigned as a Key Supplier Personnel. Supplier will introduce the employee to Customer representatives and will provide Customer with a resume and any other information about the Supplier employee requested by the Customer. If

Customer reasonably objects to the proposed assignment within ten (10) working days following actual receipt of the aforementioned notification, then Supplier will not assign that Supplier employee to that position. However, Supplier may appoint another Supplier employee to serve in that position on an interim basis until a Supplier employee who is reasonably acceptable to Customer can be assigned to that position.

                  (C) Key Supplier Personnel shall not be replaced or reassigned by Supplier without Customer's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Key Supplier Personnel may be temporarily replaced by Supplier for absences due to vacation, illness, accident or other events outside of Supplier's reasonable control. The terms of this Section 4.1 (C) shall not apply in the event that Key Supplier Personnel becomes disabled, dies or voluntarily resigns from his or her position with Supplier. In such an event, Supplier shall be responsible: (i) for replacing such Key Supplier Personnel within thirty (30) days of the last day of such Key Supplier Personnel's employment with Supplier; and (ii) for training such Key Supplier Personnel's replacement at Supplier's sole expense.

                  (D) Customer may require Supplier to replace any individual Key Supplier Personnel immediately for any reason including but not limited to:
(i) violation of the terms of any Agreement; (ii) violation of Customer's policies, rules or regulations; (iii) violation of local, state, federal or municipal laws, statutes or regulations; (iv) such individual's engagement in activities that could be detrimental to Customer or Customer's personnel, or because Customer believes such individual is not compatible with Customer's personnel. Should Customer so request, Supplier shall replace any Key Supplier Personnel within thirty (30) days from the date of Customer's notification.

                  (E) Key Supplier Personnel shall not be assigned to a competitor of the Related Entity under the applicable Transaction Agreement for one (1) year from the date such Key Supplier Personnel last worked for Customer without Customer's prior written consent, which consent shall not be unreasonably withheld.

         4.2 OTHER SUPPLIER PERSONNEL. Customer reserves the right to review the qualifications of Supplier's personnel providing Products or Services under the Agreements, and to make recommendations regarding placement of such personnel for the benefit of Customer. Supplier shall make a commercially reasonable effort to honor Customer's requests to replace any Supplier personnel. Notwithstanding the foregoing, Customer may require Supplier to replace any Supplier personnel immediately for reasons including but not limited to: (i) violation of the terms of any Agreement; (ii) violation of Customer's policies, rules or regulations; (iii) violation of local, state, federal or municipal laws, statutes or regulations; or (iv) such individual's engagement in activities that could be detrimental to Customer or Customer's personnel.

         4.3 NO EFFECT ON WARRANTIES. Customer's selection, use or election not to use any of its rights and remedies regarding Supplier Key Personnel and other Supplier personnel shall not affect in any way Supplier's responsibilities, liabilities or warranties under the Agreements.

         4.4 CUSTOMER ACCESS TO SUPPLIER PERSONNEL. Without limitation on any other obligation of Supplier or right of Customer hereunder, Supplier agrees that it shall, upon Customer's reasonable request, provide Customer with reasonable access to Supplier's specialized technical personnel and resources to an extent no less than that provided to any other of Supplier's customers.

         4.5 SUBCONTRACTORS/SUPPLIER'S AGENTS.

                  (A) Supplier shall not subcontract all or any material portion of its obligations hereunder without Customer's prior written consent. Customer's consent with respect to any subcontractor shall not relieve Supplier of its responsibility for the performance of any of its obligations hereunder or constitute Customer's consent to further subcontracting.

                  (B) Supplier shall retain responsibility for the acts or omissions of all of its employees, subcontractors, consultants, representatives and agents in connection with the performance of its obligations hereunder. Supplier shall be responsible for all payments to, and claims by, such employees, subcontractors, consultants, representatives and agents relating to performance or nonperformance under the Agreements. Customer, in its sole discretion, shall approve all Supplier employees, subcontractors, consultants, representatives and agents requiring access to any Customer Site or facility.

         4.6 SITE RULES AND REGULATIONS. Supplier employees, subcontractors, consultants, representatives and agents shall comply with Customer's reasonable safety and access policies and holiday schedule, provided Customer gives Supplier employees, subcontractors, consultants, representatives and agents notice of such policies. Supplier agrees that it will comply with all Customer policies and procedures applicable to the security and safety of Customer Confidential Information in the possession of Supplier, and shall establish and maintain safeguards for the protection thereof in accordance with the applicable Agreements.

5.       RELATIONSHIP BETWEEN CUSTOMER AND SUPPLIER

         5.1 RELATIONSHIP DEVELOPMENT. At Customer's request, in order to further develop the Customer/Supplier relationship, Supplier will appoint a senior executive to act as an interface with the appropriate Information Officer or Department Head from Customer's IS&S Organization identified on the chart attached as Exhibit 5.1 as modified by Customer from time to time.

         5.2 PREFERENTIAL SCHEDULING. In determining the availability of a Product or replacement Product, if necessary to meet Customer's requirements or to replace damaged Products, Supplier shall use commercially reasonable efforts to allocate to Customer the next available Product at Supplier's warehouse or factory, waiving to the extent permitted by law, other contracts, or all other delivery commitments and schedules.

         5.3 NEW TECHNOLOGY REPLACEMENT. Customer and Supplier recognize that Supplier will develop and market New Technology. To accommodate each Party's requirements, Supplier agrees to include the New Technology as part of its Product or Services offered to Customer within the terms provided for in the Agreements. Customer's acquisition of New Technology will be included in any pricing discounts for Product or Services or counted toward purchase volumes stated within the Agreements.

         5.4 CONTINUOUS IMPROVEMENT AND BEST PRACTICES.

                  (A) On a continuous basis and at Supplier's expense, as part of its total quality management process, Supplier shall identify ways to improve the quality of the Products, Services, pricing and technology provided and available to Customer and its Related Entities under the Agreements, including through participation in PICOS methodology and other initiatives of Customer's Worldwide Purchasing Organization.

                  (B) Supplier shall identify and apply proven processes, techniques, tools and other methods and instruments from other installations within its operations that would benefit Customer either operationally or financially.

                  (C) Supplier shall use commercially reasonable efforts to advise Customer of any new developments relating to its obligations to Customer under the Agreements, including but not limited to, obligations under all Category Agreements and Transaction Agreements in effect from time to time, and shall, upon Customer's request, assist in the evaluation and testing of such developments in connection with the performance of such obligations. Without limiting the foregoing, Supplier shall use commercially reasonable efforts to inform Customer of any new Services, Products, processes, techniques, tools and other methods and instruments Supplier is developing or information technology trends and directions of which Supplier is aware, which may be applicable to Customer's business. Except as otherwise expressly set forth in the Transaction Agreement, such activities will be performed within the specified existing level of resources, not including overtime work, then being used by Supplier in performing its obligations hereunder or under the other applicable Agreements, and without degradation of Supplier's compliance with all applicable performance requirements. Advice on all new Services or Products will be subject to then-existing nondisclosure or confidentiality restrictions between Supplier and its other customers and third parties in accordance with Article 12.

                  (D) Supplier shall perform its duties and obligations under the Agreements in accordance with standards set forth in the applicable Transaction Agreement which standards shall be consistent with the then-current Customer Corporate Information Technology Architecture and Technical Standards.

         5.5 SATISFACTION AND PERFORMANCE REVIEWS. Customer shall have the right to develop, adopt and implement on at least an annual basis, customer satisfaction surveys, Supplier performance reviews, and any other surveys or reviews as deemed appropriate by Customer. The content, scope, method and timing of such surveys and reviews shall be developed by Customer in coordination with Supplier. Supplier shall: (i) support such surveys and reviews to the extent reasonably requested by Customer; and (ii) work with Customer to increase customer satisfaction and customer performance on an ongoing basis. At Customer's request, Supplier shall meet and discuss with Customer the results of such surveys and reviews, and shall prepare a plan for improvement of performance and customer satisfaction. Such surveys and reviews, and Supplier's assistance to Customer in improving performance and customer satisfaction, shall be factors to be considered by Customer in evaluating Supplier's performance under the Agreements.

         5.6 COMPETITIVE ASSESSMENT.

                  (A) Customer shall have the right, at any time during the Term, but after a one-year period from the Effective Date of this Framework Agreement and/or at regular intervals as set forth in the Transaction Agreement, to benchmark or competitively assess any of the Products or Services being performed by Supplier, to ensure that such Products or Services are competitive with respect to price, quality, service and technology. Customer may consult with Supplier in advance regarding the definition and specifications of each such Product or Service to be benchmarked or competitively assessed, provided that Customer shall finally determine such definitions and specifications.

                  (B) Supplier shall, at Customer's reasonable request, prepare and provide, or cooperate with Customer or its consultants in the preparation or provision of, comparative competitive information and data verifying the competitive nature of the Products or Services being performed or that are available from Supplier, in such frequency, methodology and detail as required by Customer, including but not limited to the provision of access to Customer and its consultants. Customer agrees to select one or more experienced benchmarking companies which are not generally considered to be direct competitors of Supplier and such benchmarking companies shall be subject to the same confidentiality requirements the Customer is subject to under the Agreements.

                   (C) If the written benchmarking report indicates, in Customer's reasonable judgment, that all or part of the Products or Services provided by Supplier are not competitive with respect to price, quality, service or technology, then Customer shall provide Supplier with a copy of the benchmark results and the Parties shall negotiate in good faith to adjust the related price, quality, service or technology of the Products or Services to meet the benchmark results or such other standards as the Parties may have agreed to during the review period. If the Parties are unable to reach an agreement on price adjustments to meet the benchmark results or such other standards as the Parties may have agreed to during the review period, Customer shall have the right to procure such benchmarked Products and Services under the terms of
Section 1.7 and such procurement shall be deemed a termination without any penalties.

         5.7 SHARED ENVIRONMENT.

                  (A) Supplier will notify Customer if Supplier is to provide Customer with Products or Services from a Shared Environment.

                  (B) Supplier will not provide any Services to Customer from a site or facility of any person or entity that is now or in the future competitive with Customer's business, without Customer's prior written consent.

                  (C) Supplier will develop a process, subject to Customer's approval, to restrict access in any Shared Environment so that Customer Confidential Information cannot be accessed by any other customer of Supplier.

                  (D) Supplier will not provide or market Products or Services to a third party from a Customer Site without Customer's prior written consent.

         5.8 CONSENTS.

                  (A) Except as otherwise expressly set forth in the Transaction Agreement, Supplier shall be responsible for, and shall pay any costs associated with, obtaining consents, approvals, authorizations, notices, requests and acknowledgments that are necessary to allow:

                           (1) Supplier to use the Customer Software, Customer
Equipment and the services under Third-Party Agreements, to provide the Products and Services;

                           (2) Supplier to use the Supplier Software and
Supplier Equipment to provide the Products and Services;

                           (3) Supplier to assign to Customer all right, title
and interest to the Developed Software and Work Product; and

                           (4) Customer to use the Developed Software and
Supplier Intellectual Property during the period Supplier is to provide the Products or Services requiring such use, and upon the expiration or termination thereof including but not limited to signing any applicable confidentiality, license or noncompetition agreements required by licensor to allow Customer's use thereof by Supplier at all applicable Sites.

                  (B) Customer shall cooperate with Supplier in obtaining such consents.

6.       CUSTOMER OBLIGATIONS AND ASSETS

         6.1 CUSTOMER OBLIGATIONS.

                  (A) Customer shall be responsible for assigning the Customer Corporate Contract Manager and Customer Project Managers.

                  (B) Except as otherwise expressly set forth in the applicable Agreements, Customer shall provide Supplier personnel with access to Customer Sites as is appropriate to Supplier's responsibilities under the Agreements. If Supplier personnel require access to a Customer Site outside of normal working hours, Supplier shall request the necessary security clearance from Customer and Customer shall not unreasonably withhold such clearance.

                  (C) Except as otherwise expressly set forth in the applicable Agreements, Customer shall be responsible for providing to Supplier personnel located on Customer's premises, in connection with the Supplier's performance under the Agreements, office space and office furnishings, janitorial services and utilities in connection with such office space (all such space, furnishings and utilities shall be consistent with those that Customer provides to its own similarly situated personnel). Supplier may not provide Products or Services to other customers from Customer's space or using items or utilities provided by Customer without Customer's consent, which consent may be withheld in Customer's sole discretion. Customer shall have the option to relocate Supplier personnel located on Customer's premises to another comparable location or facility, at Customer's expense.

                  (D) Customer shall provide Supplier with access to all Customer Software, the use of which is necessary or appropriate in connection with the provision of Products and Services, and will cooperate with Supplier to help Supplier secure the necessary approvals and consents from third parties for the use of Customer Third-Party Software or Supplier Third-Party Software, the use of which is necessary or appropriate in connection with Supplier's provision of Products or Services.

                  (E) Customer shall have no obligations under the Agreements, except as otherwise expressly set forth in the applicable Agreements, that Customer must perform as a condition to the full and timely performance by Supplier of Supplier's obligations under the Agreements. Except for the execution and delivery of Category Agreements and Transaction Agreements pursuant to this Framework Agreement, no language or provision of any document or correspondence delivered by Supplier to Customer prior to or during the Term (including Supplier's Proposal) shall be deemed or construed as expanding, adding to or altering Customer's obligations as set forth in the Agreements.

                  (F) Without limiting the foregoing, Customer's agreement to the terms of this Framework Agreement or a Category Agreement shall in no way give rise to any presumption that Customer has or shall agree to acquire any Products or Services from Supplier, except and only to the extent agreed to in an executed Transaction Agreement.

         6.2 CUSTOMER ASSETS.

                  (A) Prior to the execution of any Transaction Agreement, Supplier shall provide to Customer a list of all Customer Assets required by Supplier in order to perform its obligations under the Transaction Agreement. Customer will review Supplier's list and will advise Supplier of any Customer Assets that will not be available for Supplier's requested use. Supplier shall then revise the list accordingly. The revised list of Customer Assets shall be set forth in detail in the applicable Transaction Agreements.

                  (B) Except as otherwise expressly set forth in the applicable Transaction Agreement, Customer Assets shall at all times remain the property of Customer. Supplier shall have access to and use of the Customer Assets as set forth in the applicable Transaction Agreements and such ability to manage the Customer Assets as may be necessary or appropriate to enable Supplier to properly perform its obligations hereunder.

                  (C) As and when any Customer Assets are no longer required for the performance of Supplier's obligations hereunder, Supplier, upon Customer's request, shall arrange for the sale or disposal of such Customer Assets on such terms as Supplier determines to be advantageous to Customer using the same efforts as Supplier uses with respect to its own similar assets and shall advise Customer of those terms. Upon Customer's approval, Supplier shall sell or dispose of such Customer Assets on the terms approved by Customer, and shall forward to Customer the proceeds of such sale or disposal that shall be net of Supplier's reasonable and direct third-party costs and expenses. In the event Customer does not approve of the proposed terms of sale or does not wish Supplier to dispose of a Customer Asset, Supplier shall return such Customer Asset to Customer or Customer's designee.

7.       TRANSACTION AGREEMENTS

         7.1 TERMS. Each Transaction Agreement executed pursuant to this Framework Agreement shall contain, at a minimum, the following terms to the extent applicable (all such terms must be addressed, at least with a "not applicable" notation):

                  (A) the scope of work to be performed thereunder;

                  (B) a list of Customer Assets as described in Section 6.2;

                  (C) the applicable term, termination and cancellation provisions, and a matrix of the rights and duties of the Parties upon termination or cancellation;

                  (D) a complete list of the Products or Services covered by the Transaction Agreement (specifying the quantity, type and model number, and description of each Product, and specifying scope and other information regarding performance for each Service);

                  (E) the price to the Customer for the Products or Services, any additional charges and costs, including, without limitation, costs for any non-standard Services and special features or applicable default price lists.

                  (F) the total, timing and currencies of amounts payable to Supplier or, if applicable, other payment bases;

                  (G) the location at which the Products shall be delivered and, if different, the location at which the Products shall be initially installed or used;

                  (H) any non-standard Site specifications for the Product;

                  (I) the dates by which Customer shall complete preparation of the installation Site or perform other specified obligations and the dates, if any, by which Supplier shall inspect Customer's installation Site to determine its compliance with Supplier's Site requirements;

                  (J) the delivery date for the Products and, if applicable, any interim delivery schedule;

                  (K) the installation date for the Products, or the cut-over or implementation date for the Services;

                  (L) the maintenance schedule for the Products and Services, if applicable;

                  (M) the identification of any critical Products and Services;

                  (N) the transportation method to be used to ship Products to Customer;

                  (O) the Acceptance Criteria, Service Levels, performance specifications and response times specific to the Products or Services;

                  (P) a detailed list of Deliverables and related due dates and prerequisites, performance milestones, and related project timetables and compensation schedules for Services;

                  (Q) an itemized estimate of all Supplier's anticipated travel and other reimbursable expenses, unless specified otherwise as being included as part of the fixed price;

                  (R) the terms of any supplemental agreements or licenses, including, without limitation, any Supplier Third-Party Software licenses that may be applicable;

                  (S) a list of Key Supplier Personnel including name, location, title and responsibilities;

                  (T) a list of any provisions of this Framework Agreement or any Category Document that the Parties desire to Change, together with appropriate documentation containing any required approval for such change pursuant to Customer's Delegation of Authority;

                  (U) the then-current Customer Related Entities to which the Products and Services are to be provided;

                  (V) all applicable Category Agreements and the order of precedence therein;

                  (W) the amounts payable by Customer upon termination by Customer for its convenience;

                  (X) the then-current Sites;

                  (Y) the choice of law and forum; and

                  (Z) any special or additional terms agreed upon by Supplier and Customer as set forth in the applicable Category Agreement or Transaction Agreement.

8.       CHARGES

         8.1 PAYMENT REQUIREMENTS.

                  (A) Except as otherwise expressly set forth in the applicable Agreements, Customer shall commence payments to Supplier on the Acceptance Date.

                  (B) Customer shall not be billed or liable for any charges or expenses other than those charges or expenses stated and expressly authorized in the applicable Agreements.

                  (C) Monthly charges under any Transaction Agreement that have been in effect for less than a full calendar month shall be prorated on the basis of a thirty (30) day month.

         8.2 NO PRICE INCREASES. Unless otherwise agreed in writing by Customer in a Change Order, Supplier shall not, during the effective term of an applicable Transaction Agreement, increase the prices for any Product or Service above the prices for such Product or Service as specified in the Transaction Agreement.

         8.3 NO RESTRICTIONS ON USE. Except as otherwise expressly set forth in the applicable Transaction Agreement, applicable charges as set forth in the applicable Transaction Agreement: (i) shall entitle Customer and, its Related Entities and other assignees or third party suppliers with whom they have contracted to perform functions requiring the use of Products or Services provided by Supplier, to unlimited use of such Products or Services, and to operate any such Products or Services at any time and for any period of time at the convenience of Customer, within the scope of the Customer's rights to such Products or Services; and (ii) Customer may use the Products or Services acquired hereunder for such purposes and functions as may be necessary or convenient, and Customer's use of the Products or Services shall not be restricted to any particular purpose or function.

         8.4 RIGHT OF SET-OFF. With respect to any amount that is due a Party pursuant to an Agreement, such Party may, upon notice to the other Party, deduct the entire amount owed to such Party against the charges otherwise payable, or expenses owed to the other Party, pursuant to the Agreements. The exercise of this right of set-off shall not affect a Party's right to other remedies provided for in the Agreements.

         8.5 OUT-OF-POCKET EXPENSES. Except as otherwise expressly set forth in the Transaction Agreement, Customer will reimburse Supplier for all reasonable and necessary out-of-pocket costs (including travel costs in accordance with Customer's Travel Guidelines) and subcontracted costs associated with the Products or Services, provided such costs have been previously approved by Customer in writing and are not included as part of any fixed pricing arrangement. All out-of-pocket and subcontracted costs will be billed net, without mark-up; provided, however, if such subcontracted costs are material, Supplier may submit a Change Order Response to Customer pursuant to Article 2 of this Framework Agreement.

9.       PRICING

         9.1 INVOICING STANDARDS. Supplier shall render one (1) copy of an invoice not later than the month following the month for which the charges in the invoice accrue. Provided that the amounts covered by the invoice are accurate and not in dispute, each invoice shall be paid in accordance with the terms of this Section 9.1. Invoices shall include, at a minimum, the following information as applicable:

                  (A) a description of the Products and Services;

                  (B) the base charges for each Product and Service;

                  (C) other charges, as applicable and any credits applied;

                  (D) total charges;

                  (E) other detail required by the applicable Category Agreement or Transaction Agreement;

                  (F) any reimbursable expenses;

                  (G) serial numbers for all Equipment that carries a serial number;

                  (H) third party charges for Products and Services procured by Supplier that are passed-through to Customer, detailed by category of resource consumption by each Customer entity or unit in such frequency, methodology and detail as may be required by Customer; and

                  (I) With respect to any Taxes, Supplier shall segregate the charges on each invoice into aggregate categories for each of the following categories: (a) Services provided to the Customer for which Taxes are collected;
(b) Services provided to the Customer for which Taxes are not collected; (c) Products for which Taxes are collected; and (d) Products for which Taxes are not collected.

                  (J) Without limiting the foregoing, Supplier agrees to provide Customer with additional supporting documentation and other information as requested by Customer to verify the accuracy of the invoice.

         9.2 ISSUANCE AND DELIVERY OF INVOICES. Invoices shall be issued and delivered to the Related Entities specified by the Customer Project Manager in a format and on the media agreed upon by Customer and Supplier. Customer may require a change the invoice format, as well as the detail and summary billing formats, and Supplier shall implement such changes as soon as reasonably practicable.

         9.3 CREDITS. Any credits due Customer may be applied by Customer against Supplier's invoices with appropriate information attached. Any credits due

Customer that are not so applied against Supplier's invoices for any reason shall be paid to Customer by Supplier within thirty (30) days after Supplier's receipt of Customer's written request for such payment.

         9.4 DISCOUNTS. The price Supplier will charge Customer for Products and Services pursuant to the Agreements shall be the least of: (i) the list price for the Product or Service minus the discount percentage specified in the Transaction Agreement; (ii) the lowest price charged by Supplier to any Customer Related Entity; (iii) a price negotiated by the Parties specifically pursuant to a given Transaction Agreement; and (iv) the price determined by benchmarking conducted in accordance with and subject to Section 5.6.

         9.5 PAYMENT TERMS. Payment will be made by Supplier net 25th PROX. (on the 25th day of the month following the month of Customer's receipt of an invoice prepared in accordance with Section 9.1).

         9.6 SUPPLIER'S EFFORTS TO MINIMIZE CHARGES. To the extent any Products or Services are rendered on a time and materials basis under any of the Category Agreements or Transaction Agreement, Supplier shall use commercially reasonable efforts to complete each assigned task in as economical a manner as possible and to minimize the T&M Charges and other charges or fees and expenses incurred in connection therewith, to the maximum extent possible, consistent with Supplier's other obligations under the Agreements.

         9.7 FEE DISPUTES.

                  (A) In the event Customer disputes all or any portion of an invoice submitted by Supplier, Customer may withhold payment of the amount subject to the dispute; provided, however, that: (i) Customer shall continue to be obligated to pay the undisputed amount when it becomes due and payable in accordance with the terms of the Agreements; and (ii) Supplier shall continue to perform its obligations hereunder. The Parties shall resolve the dispute in accordance with the procedures set forth in Section 21.1. No failure by Customer to identify a contested fee or charge prior to payment of the invoiced amount shall limit or waive any of Customer's rights or remedies with respect to such fee or charges, including Customer's right to withhold such disputed amounts from subsequent fees or charges due to Supplier.

                  (B) In the event that it is determined that one Party should pay all or part of a disputed amount to the other, such Party shall pay such amount plus interest at a rate per annum equal to the base rate established by CitiBank N.A. or a comparable financial institution mutually agreed to by Customer and Supplier. Unpaid fees or charges that are in dispute shall not be considered a basis for termination under the Agreements. Each of Customer and Supplier acknowledge that the performance of the Agreements is critical to the business and operations of Customer and Supplier. Accordingly, in the event of a good-faith fee dispute between Customer and Supplier, Supplier shall continue to perform its obligations hereunder and Customer shall continue to pay Supplier as set forth in this Article 9.

         9.8 CURRENCY. Except as otherwise expressly set forth in a Transaction Agreement, the invoicing and payment for Products and Services shall be in the currency of the country(ies) in which the Related Entity receiving the Products are delivered or Services are performed.

10.       COVENANTS, REPRESENTATIONS AND WARRANTIES

         10.1 CAPABILITIES. The Products and Services, and all Software and Equipment utilized by Supplier in the performance thereof, shall include all items, components and services necessary to provide Customer with all services and processing capabilities required by Customer to meet the Service Levels for as long as the Supplier performs the applicable Services.

         10.2 DELEGATION OF AUTHORITY.

                  (A) Customer represents and warrants that those individuals specified in a written Customer Delegation of Authority provided to the Supplier shall be duly authorized to enter into the Agreements on behalf of the Related Entity, and that each Related Entity is duly authorized by all corporate action to enter into and perform each of the Agreements to which it is a party.

                  (B) Supplier represents and warrants that those individuals specified in a written delegation of authority provided to the Customer shall be duly authorized to enter into the Agreements on behalf of the Supplier.

         10.3 RIGHT AND TITLE. Supplier shall have, throughout the applicable period of delivery of the Products and performance of the Services, free and clear title to, or the right to possess, use, sell, transfer, assign, license or sublicense, any and all Products that are sold, licensed or otherwise provided to Customer in connection with Supplier's performance under the Agreements.

         10.4 MANUFACTURER'S WARRANTIES. All manufacturer's warranties relating to Equipment to be utilized by Supplier in performing the Agreements shall, to the extent assignable, be passed through and assigned to Customer.

         10.5 SOFTWARE. Except as set forth in Exhibit 10.5 or as authorized in writing by Customer, or as necessary for Supplier to perform it's obligations under the Agreements, Supplier Software:

                  (A) shall not contain Illicit Code, and for any viruses in the Supplier Software or Equipment of which Supplier had no knowledge of, Supplier shall immediately undertake to remove such virus, and to correct and repair any damage to data or Software caused by such virus; and

                  (B) shall not alter, damage and erase any data or computer programs without control of a person operating the computing equipment on which it resides.

         10.6 STANDARDS. Supplier will provide all Products and Services under the Agreements in accordance with the highest professional standards in the applicable area or areas of expertise required to provide the applicable Products and Services. The Services, and all Equipment and Software utilized by Supplier in the performance of the Services, shall conform to the Service Levels and other requirements of the applicable Transaction Agreement in all material respects, and shall be fit and sufficient for the purposes expressed in the applicable Transaction Agreement. Without limitation on any other rights of Customer hereunder, Supplier further warrants that in the event of its failure to fulfill all or part of the warranty in this item at any time during the period Supplier is providing the Products or Services to Customer, Supplier shall take all necessary or appropriate actions to correct such failure, at no cost to Customer.

         10.7 TERMINATION BY ELECTRONIC MEANS. Supplier shall not use any electronic means to enforce termination under any Agreement.

         10.8 SUPPLIER THIRD PARTY AGREEMENTS. Supplier is not a party to any agreement with a third party the performance of which is reasonably likely to adversely affect the ability of Customer or Supplier to fully perform their respective obligations under the Agreements.

         10.9 CUSTOMER THIRD PARTY AGREEMENTS. Customer is not a party to any agreement with a third party, the performance of which is reasonably likely to adversely affect the ability of Customer or Supplier to fully perform their respective obligations under the Agreements.

         10.10 YEAR 2000.

                  (A) All Products and Services developed, provided or used (not including Customer Software) by Supplier under the Agreements must be fully Year 2000 Compliant except as specified herein and in the applicable Transaction Agreement. With respect to Supplier Third-Party Software and Equipment, Supplier shall use all reasonable efforts: (i) to obtain the warranty set forth in this
Section 10.10; and (ii) to ensure that such Supplier Third-Party Software or Equipment, as applicable, is Year 2000 Compliant before using such Software and Equipment for the provision of the Products and Services. If Supplier is unable to obtain such warranty for Supplier Third-Party Software or Equipment, Supplier shall promptly notify Customer and shall promptly undertake to test such Supplier Third-Party Software or Equipment using, at a minimum, Customer's Year 2000 Compliance Test Procedure, or any comparable procedure approved by Customer. If such Supplier Third-Party Software or Equipment fails the Year 2000 Compliance Test Procedure, Customer shall have the option to do one of the following: (i) reject such Supplier Third-Party Software or Equipment and pursue other alternatives; or (ii) require Supplier to upgrade the such Supplier Third-Party Software or Equipment to render it Year 2000 Compliant.

                  (B) To be "Year 2000 Compliant" a Product or Service must at all times before, during, and after January 1, 2000, accurately process and handle date and time data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations, to the extent that other information technology used in combination with such Products and Services properly exchange date/time data with it. To the extent any Products and Services provided by Supplier under the Agreements must perform as a System as set forth in the applicable Transaction Agreement, such Products and Services (e.g., Equipment or Software) used in combination with the Products and Services as set forth therein, must properly exchange date/time data with it in accordance with the foregoing warranty.

         10.11 EMU CONVERSION. Except as otherwise expressly set forth in the Transaction Agreement, all Products and Services developed, provided or used (not including Customer Software) by Supplier under the Agreements, must be able to accurately process and handle all applicable currencies of any of the Sites or countries, including the European Monetary Unit (EMU) where applicable, and conduct the necessary conversions from the local or national currency to the EMU ("EMU Compliance"). With respect to Supplier Third-Party Software and Equipment, Supplier shall use all reasonable efforts: (i) to obtain the warranty set forth in this Section 10.11; and (ii) to ensure that such Supplier Third-Party Software or Equipment, as applicable, is EMU Compliant before using such Software and Equipment for the provision of the Products and Services. If Supplier is unable to obtain such warranty for Supplier Third-Party Software and Equipment, Supplier shall promptly notify Customer and shall promptly undertake to test such Supplier Third-Party Software and Equipment using any procedure approved by Customer. If such Supplier Third-Party Software or Equipment fails the EMU Compliance test, Customer shall have the option to do one of the following: (i) reject such Supplier Third-Party Software or Equipment and pursue other alternatives; or (ii) require Supplier to upgrade the such Supplier Third-Party Software or Equipment to render it EMU Compliant.

         10.13 ESCROW SUFFICIENCY. Supplier represents and warrants that the escrow maintained on behalf of Customer, pursuant to the Escrow Agreement, shall contain Source Code that operates in accordance with the applicable Specifications in the event that the Source Code is released to Customer, and Customer or Customer's agent is required to maintain the Source Code.


11.      MUTUAL DISCLAIMER

         EXCEPT FOR THE EXPRESS WARRANTIES MADE OR REFERENCED IN THE AGREEMENTS, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE SUBJECT MATTER OF THE AGREEMENTS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

12.      CONFIDENTIAL INFORMATION

         12.1 CONFIDENTIAL INFORMATION OF CUSTOMER. Supplier agrees to treat Customer Confidential Information with the same degree of care as Supplier uses to avoid disclosure, publication or dissemination of its own information of a similar nature, but not less than a reasonable degree of care, except that Supplier may disclose such information if:

                  (A) required to do so pursuant to applicable law (and then only on the entry of a protective order, if available, acceptable to Customer);

                  (B) it was rightfully in the possession of Supplier from a source other than Customer prior to the Time of Receipt;

                  (C) it became public knowledge prior to the Time of Receipt;

                  (D) it became public knowledge after the Time of Receipt by any means other than an unauthorized act or omission on the part of Supplier;

                  (E) it is supplied to Supplier after the Time of Receipt without restriction by a third party who is under no obligation to Customer to maintain such information in confidence; or

                  (F) it was independently developed by Supplier prior to the Time of Receipt.

         12.2 CONFIDENTIAL INFORMATION OF SUPPLIER. Prior to any disclosures of Supplier Confidential Information to Customer, Supplier must receive the approval of the applicable Customer Project Manager. Supplier will follow the following process to obtain such approval:

                  (A) Supplier will prepare a written description of the Supplier Confidential Information, without actually disclosing the Supplier Confidential Information, and send it to the Customer Project Manager.

                  (B) At the time of such transmission, the Customer Project Manager will decide, on the basis of Supplier's written description of the Supplier Confidential Information and not upon receipt of the Confidential Information itself, the following: (i) if Customer agrees that the information is confidential; (ii) if Customer needs the information; and (iii) if the answers to (1) and (2) are "yes" and Customer agrees to accept the Supplier Confidential Information, Customer agrees to treat Supplier Confidential Information with the same degree of care as Customer uses to avoid disclosure, publication or dissemination of its own information of a similar nature, but not less than a reasonable degree of care, except that Customer may disclose such information if :

                           (1) required to do so pursuant to applicable law (and
then only on the entry of a protective order, if available, acceptable to Supplier);

                           (2) it was rightfully in the possession of Customer
from a source other than Supplier prior to the Time of Receipt;

                           (3) it became public knowledge prior to the Time of
Receipt;

                           (4) it became public knowledge after the Time of
Receipt by any means other than an unauthorized act or omission on the part of Customer;

                           (5) it is supplied to Customer after the Time of
Receipt without restriction by a third party who is under no obligation to Supplier to maintain such information in confidence;

                           (6) it was independently developed by Customer prior
to the Time of Receipt; or

                           (7) it was developed by Supplier at Customer's
expense.

                  To the extent a decision not to approve or use Supplier Confidential Information jeopardizes Supplier's ability to perform it obligations under the Agreements, Supplier shall be relieved of adverse consequences, solely and to the extent its performance is materially and adversely affected thereby; provided, however, that Supplier shall promptly notify Customer of the possibility of such adverse consequences and both Parties shall attempt to reach a mutually satisfactory solution to alleviate or prevent such adverse consequences.

         12.3 SAFEGUARDING DATA. Supplier shall establish and maintain reasonable precautions against the destruction, loss or erroneous alteration of Customer's data in the possession of Supplier. At a minimum, such precautions shall conform to those maintained by Customer as of the Effective Date of the applicable Transaction Agreement and in Customer's Corporate Information Security Practices and Procedures.

         12.4 FILE SECURITY. Supplier will provide reasonable protection for Customer's computer-stored files and programs from unauthorized access by third parties. Supplier shall be responsible for no less than the security procedures set forth in Supplier's security manuals or comparable documents in existence at the time of the applicable Category Agreements and their Transaction Agreements, and which are incorporated by reference herein. Customer shall have the unconditional right to make security inspections of Supplier's organization at any time without notice to Supplier. If Customer requests additional security provisions, Supplier shall not unreasonably delay or refuse to institute same.

         12.5 RESTRAINTS ON COPYING. Except as required by law, at the request or direction of Customer, or as required in the normal course of providing the Products and Services to Customer hereunder, Supplier will not: (i) copy or endeavor to copy Customer's computer-stored files and programs except as backup media for data protection purposes in accordance with Supplier's standard security procedures; and (ii) make any attempt to translate or convert Customer's computer-stored files and programs or any copies thereof from machine-readable form to human-readable form.

         12.6 NOTIFICATION TO CUSTOMER. In the event Supplier receives a subpoena or any other order or request from a governmental body or any other entity or person for any of Customer's computer-stored or backup files and programs, Supplier shall, as soon as reasonably practicable, notify Customer of such subpoena, order or request and shall not, without Customer's prior written consent, accede to such subpoena, order or request unless required to do so under applicable laws and regulations or when otherwise necessary to avoid legal penalties, notwithstanding Customer's efforts, if any, to contest such subpoena, order or request.

         12.7 SUPPLIER SOFTWARE ASSIGNMENT OF CODES. At Customer's request, Supplier will assign Customer any necessary user codes, identification numbers or codes, user numbers or other special identifying or system features as may be necessary to ensure that access to Supplier's Equipment configuration and other data processing facilities chargeable to Customer is confined to Customer and its authorized representatives or agents.

         12.8 CODE SECURITY. Customer shall take appropriate steps to protect the use of the identifying or system features set forth in Section 12.7 and Supplier will provide all assistance reasonably required, including but not limited to, changing such identifying or system features, at the request of Customer.

         12.9 USE AND RETURN OF CUSTOMER CONFIDENTIAL INFORMATION. Without limitation on other obligations of Supplier relative to the use and care of Customer Confidential Information, Supplier agrees that, upon Customer's request at any time and upon the cessation of the Services and Termination Assistance Services, Supplier shall, as directed by Customer: (i) promptly return to Customer, in the format and on the media in use as of the date of the request, all or the portion requested of the Customer Confidential Information; (ii) erase or destroy all other of the Customer Confidential Information in Supplier's possession prior to the cessation of the Services or Termination Assistance Services and promptly confirm to Customer in writing that such erasure or destruction has occurred; provided, however, that if Customer directs Supplier to erase or destroy any Customer Confidential Information prior to the cessation of the Termination Assistance Services, Customer will waive any obligations of Supplier to the extent that they cannot reasonably be performed without such Customer Confidential Information; and (iii) use the Customer Confidential Information only for the purpose of fulfilling Supplier's obligations under the Agreement.

         12.10 USE AND RETURN OF SUPPLIER CONFIDENTIAL INFORMATION. Without limitation on other obligations of Customer relative to the use and care of Supplier Confidential Information or on the rights of Customer to continue to use Supplier Confidential Information after termination of the applicable Agreements pursuant to Article 13 and Article 19 of this Framework Agreement, Customer agrees that, upon the cessation of the Services and Termination Assistance Services, Customer shall, as directed by Supplier: (i) promptly return to Supplier, in the format and on the media in use as of the date of return, all or the portion requested of the Supplier Confidential Information, to the extent Customer no longer needs the Supplier Confidential Information to exercise its rights under the Agreements; (ii) erase or destroy all other of the Supplier Confidential Information in Customer's possession prior to the date of return and promptly confirm to Supplier in writing that such erasure or destruction has occurred.; and (iii) use the Supplier Confidential Information only for the purpose of fulfilling Customer's obligations under the Agreements and exercising its rights under the Agreements including, but not limited to,
Article 13 and Article 19 of this Framework Agreement. Notwithstanding the foregoing, Customer shall be entitled to use

Supplier Confidential Information during the Term, the Termination Assistance Period and any additional periods in order to exercise its rights under the Agreements.

         12.11 SECURITY PROCEDURES. Supplier shall maintain and enforce data and physical security standards and procedures at each Site to which Supplier has access in connection with the provision of the Products and Services. At a minimum, such standards and procedures shall conform to those maintained by Customer as of the Effective Date of the applicable Transaction Agreement and in Customer's Corporate Information Security Practices and Procedures.

         12.12 PERSONNEL. Each of Supplier and Customer shall communicate its obligations pursuant to this Article 12 to its employees, subcontractors, consultants, representatives and agents. Each Party shall also be liable to the other for any violations of Article 12 by its employees, subcontractors, consultants, representatives and agents.

         12.13 INTERNET ADDRESSES.

                  (A) Upon Customer's request and expense, Supplier shall register, or re-register as the case may be, all Internet addresses used by Customer or Supplier in connection with the provision of Products and Services by Supplier hereunder and receipt of same in Customer's name.

                  (B) All network identification and access codes issued to Customer users by Supplier or its employees, subcontractors, consultants, representatives and agents, shall be owned by Customer. Supplier hereby assigns to Customer all rights in and to such codes, and agrees to execute such documents as may be reasonably necessary to effect this assignment.

         12.14 ATTORNEY-CLIENT PRIVILEGE.

                  (A) Supplier acknowledges that it may have access to Customer Privileged Work Product over the course of Supplier's performance under the Agreements. Supplier further acknowledges that Privileged Work Product has been or will be prepared in anticipation of litigation, and that Supplier is performing hereunder in respect of Privileged Work Product as an agent of Customer.

                  (B) Customer shall notify Supplier of any Privileged Work Product to which Supplier has or may have access. After the Supplier Project Manager is notified or otherwise becomes aware that such documents, data, database, or communications are Privileged Work Product, only Supplier personnel for whom such access is necessary for the purpose of Supplier's performance hereunder may have access to Privileged Work Product.

                  (C) Should Supplier ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Work Product, Supplier: (i) shall immediately notify Customer; and (ii) shall take such reasonable actions as may be specified by Customer to resist providing such access. Customer may have the right to represent Supplier in such resistance or to select and compensate counsel to so represent Supplier. If Supplier is ultimately required, pursuant to an order of a court of competent jurisdiction, to produce documents, disclose data or otherwise act in contravention of the confidentiality obligations imposed hereunder or otherwise with respect to maintaining the confidentiality, proprietary nature and secrecy of Privileged Work Product, Supplier shall not be liable for breach of such obligation.

         12.15 UNAUTHORIZED ACCESS. Each Party shall:

                  (A) as soon as reasonably practicable, notify the other Party of any unauthorized possession, use or knowledge, or attempt thereof, of the other Party's Confidential Information, of which it becomes aware, including any material breach or potential material breach of security on a system, LAN or telecommunications network which contains, processes or transmits Customer Confidential Information;

                  (B) as soon as reasonably practicable, furnish to the other Party, full details of the unauthorized possession, use or knowledge, or attempt thereof, and use reasonable efforts to assist the other Party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information; provided, however, that if additional security measures are required and such cannot reasonably be provided by the specified existing level of resources (not including overtime work) without jeopardizing the performance of their other duties under the Agreements, such measures shall be taken pursuant to Article 2;

                  (C) use reasonable efforts to cooperate with the other Party in any litigation and investigation against third parties deemed necessary by the other Party to protect its proprietary rights. Either Party shall have the right to conduct and control any investigation relating to such breach or potential breach of its Confidential Information that it determines is appropriate; and

                  (D) use all reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge of Confidential Information.

         12.16 COSTS. Except as set forth in 12.15(B), when applicable, each Party shall bear the costs it incurs as a result of compliance with this Article 12.

         12.17 EXCLUSION. The limitations or exculpations of liability set forth in Sections 20.3 and 20.4 of the Framework Agreement are not applicable to liability under this Article 12.

13.      PROPRIETARY RIGHTS

         13.1 CUSTOMER INTELLECTUAL PROPERTY.

                  (A) Supplier shall have no rights or interests in the Customer Intellectual Property except as described in this Section. All right, title and interest in and to Customer Intellectual Property shall be and shall remain the sole property of the Customer, its Related Entities, or its and their suppliers, contractors and third parties. Prior to using any Customer Intellectual Property pursuant to the license granted under Section 13.1(B) to provide any of the Products and Services, Supplier shall notify Customer that it intends to use Customer Intellectual Property and shall obtain Customer's consent to such use. If Customer does not consent to such use, Supplier shall recommend a functionally equivalent alternative that Supplier shall use upon Customer's consent.

                  (B) Except as otherwise expressly set forth in a Transaction Agreement, Customer hereby grants to Supplier, to the extent permitted by any third-party licenses to Customer, a worldwide, nonexclusive, royalty-free, personal, nontransferable and limited right and license: (i) to use; (ii) to operate; (iii) to maintain; (iv) to copy solely for backup and archival purposes; (v) to modify; and (vi) to create derivative works of, with the right to grant sublicenses to as provided below, to only that portion of Customer Intellectual Property that is necessary to provide Products and Services and solely for such purpose to Customer during the Term of an applicable Transaction Agreement.

                  Supplier may not decompile, disassemble or otherwise reverse-engineer the Customer Intellectual Property in any manner. As of the Effective Date of an applicable Transaction Agreement, Customer shall be obligated to provide Supplier, at no cost to Supplier, with access to the Customer Software only in the form in use by Customer as of such Effective Date. To the extent provided for in the applicable Transaction Agreement or otherwise approved by Customer, and to the extent permitted by third party licenses to Customer, Supplier may grant a sublicense to Supplier's subcontractors under the same terms as this Section and the terms and conditions set forth in Section 4.5 of the Framework Agreement, as may be necessary in connection with the provision of the Products and Services.

                  (C) Upon the expiration or termination of a Transaction Agreement for any reason, Supplier's rights and license to the Customer Intellectual Property for the performance by Supplier of its obligations under such Transaction Agreement shall terminate, and Supplier shall return the same to Customer, except to the extent the Customer Intellectual Property is necessary or appropriate in connection with Supplier's provision of Termination Assistance Services under the applicable Transaction Agreement.

         13.2 SUPPLIER INTELLECTUAL PROPERTY.

                  (A) Customer shall have no rights or interests in Supplier Intellectual Property except as described in this Section. All right, title and interest in and to Supplier Intellectual Property shall be and shall remain the sole property of the Supplier or its third party subcontractors/licensors. Prior to using any Supplier Intellectual Property to provide any of the Products and Services, Supplier shall notify Customer that it intends to use Supplier Intellectual Property and shall obtain Customer's consent to such use. If Customer does not consent to such use, Supplier shall recommend a functionally equivalent alternative which Supplier shall use upon Customer's consent.

                  (B) In providing the Products and Services, Supplier shall:
(i) use the Supplier Intellectual Property as set forth in the applicable Transaction Agreement and as may be required to provide the Products and Services; (ii) make available to Customer such Supplier Intellectual Property for use by Customer in connection with the use of the Products and Services; and
(iii) deliver to Customer, at its request, no more than once during every quarter during the provision of the Products and Services, a copy of the Supplier Software (including related Source Code) that is owned by Supplier (i.e., excluding Supplier Third Party Software) for backup and archival purposes only.

                  (C) Except as otherwise expressly set forth in a Transaction Agreement, Supplier hereby grants to Customer a perpetual, worldwide, nonexclusive, nontransferable, royalty-free license to all rights now known or later devised to Supplier Intellectual Property as necessary to effectuate the purposes of the applicable Agreements including, but not limited to, the right and license under Supplier Intellectual Property: (i) to use; (ii) to operate;
(iii) to maintain; (iv) to copy; (v) to modify; (vi) to create derivative works of, with the right to grant sublicenses to third parties engaged by Customer.

                  (D) Except as otherwise expressly set forth in the applicable Transaction Agreement, Supplier hereby grants Customer a perpetual, nonexclusive, nontransferable license, with the right to sublicense (solely for the performance by a third-party service provider of services on behalf of Customer and its Related Entities) effective upon the expiration or termination of the applicable Transaction Agreement hereunder for any reason, to Supplier Intellectual Property under the same terms as Section 13.2(C); provided, however, such third-party service provider shall be subject to Supplier's safety, security and confidentiality requirements that are consistent with such requirements of the Agreements.

         13.3 THIRD-PARTY INTELLECTUAL PROPERTY.

                  (A) Supplier may utilize Supplier Third-Party Intellectual Property in the provision of Products and Services. The Supplier Third-Party Intellectual Property shall be and shall remain the exclusive property of Supplier's third-party licensors and Customer shall have no rights or interests in the Supplier Third-Party Intellectual Property except as described in this Section.

                  (B) In providing the Products and Services, Supplier shall:
(i) use the Supplier Third-Party Intellectual Property solely as set forth in the applicable Transaction Agreement, and as may be required to provide the Products and Services; (ii) make available to Customer such Supplier Third-Party Intellectual Property for use by Customer in connection with the use of the Products and Services; and (iii) to the extent possible deliver to Customer, at its request, no more than once during every quarter during the provision of the Products and Services, a copy of the Supplier Third-Party Software (including related Source
Code) for archival purposes only.

                  (C) Upon the expiration or termination of the applicable Transaction Agreement hereunder for any reason, Supplier shall use all reasonable efforts to obtain from the applicable third-party a perpetual, nonexclusive, nontransferable license, with the right to sublicense (solely for the performance by a third-party service provider on behalf of Customer and its Related Entities), Third-Party Intellectual Property under the same terms as
Section 13.2 (C); provided, however, that such third-party service provider shall be subject to Supplier's and the other third party's safety, security and confidentiality requirements that are consistent with such requirements of the Agreements. Customer shall be responsible for any third-party charges associated with such sublicense. Supplier agrees that any new agreement it enters into with any third party for any Supplier Third-Party Intellectual Property shall include terms permitting a sublicense for Customer as described in this Section.

         13.4 DERIVATIVE WORKS. With respect to any Derivative Works developed under the Agreements or in the provision of the Products and Services, the allocation of rights in such works will be as follows.

                  (A) All Intellectual Property rights in a Derivative Work (whether developed solely by Customer, its Related Entities, Supplier, or jointly by Customer and Supplier), for which the preexisting work is Customer Intellectual Property ("Customer Derivative Work"), shall be owned by Customer, and shall be deemed to be Customer Intellectual Property.

                  (B) All Intellectual Property rights in a Derivative Work developed by Supplier or third party for Customer in support of the performance of Supplier's obligations under the Agreements, developed by Customer, or any combination of the foregoing, for which the preexisting work is Supplier Intellectual Property, shall be owned by Customer, provided however, Customer's right to use the preexisting work (i.e., Supplier Intellectual Property) shall be limited to the terms set forth in the Agreements. Customer shall be free to exploit any portions of the Derivative Work that are developed for Customer under this Section to the extent such portions can be segregated from the preexisting work, and such portions of the Derivative Work shall be deemed Work Product subject to Section 13.5.

                  (C) All Intellectual Property rights in a Derivative Work developed by Supplier or a third party for customers other than Customer and not pursuant to the Supplier's performance obligations under the Agreements, for which the preexisting work is Supplier Intellectual Property ("Supplier Derivative Work"), shall be owned by Supplier, and shall be deemed to be Supplier Intellectual Property.

                  (D) All Intellectual Property rights in a Derivative Work (whether developed solely by Customer, its Related Entities, Supplier, a third party, or any combination of the foregoing), for which the preexisting work is owned by a third party, shall be deemed to be a Customer Intellectual Property to the extent permitted by the applicable third-party license agreement; provided, however, if such Derivative Work is developed in support of the performance of Supplier's obligations under the Agreements, it shall be deemed Work Product subject to Section 13.5.

         13.5 WORK PRODUCT.

                  (A) All Work Product shall be owned by Customer as a "work made for hire," if such Work Product fits within the specified categories of the definitions of such term under the United States Copyright Act. Customer shall own all right, title and interest, including ownership of copyright, in and to the Work Product and all copies of the Work Product. Supplier or any applicable third party shall retain no rights in any Work Product.

                  (B) To the extent any of the Work Product may not be deemed, by operation of law, a "work made for hire," Supplier hereby irrevocably assigns, transfers and conveys, and shall cause Supplier's employees, subcontractors, consultants, representatives and agents and any applicable third parties to irrevocably assign, transfer and convey, to Customer without further consideration, all right, title and interest in and to such Work Product, including all rights of copyright, patent, trademark or other proprietary rights in such materials. Supplier acknowledges that Customer and the assigns of Customer shall have the right to obtain and hold in their own name any intellectual property rights in and to such Work Product. Supplier agrees to and shall cause any applicable third parties to agree to, execute any documents or take any other actions as may reasonably be necessary, or as Customer may reasonably request, to perfect Customer's ownership of any such Work Product. Supplier shall, and shall cause any applicable third parties to, at no cost to
Customer:

                           (1) deliver to Customer, upon Customer's request
during the Term and upon the expiration or termination of all or part of Supplier's performance hereunder, a current copy of all Work Product in the form and on the media in use as of the date of Customer's request or as of such expiration or termination, as the case may be; and

                           (2) upon the expiration or termination of the
applicable Agreements, destroy or erase all other copies of Work Product in Supplier's possession.

         13.6 DEVELOPED SOFTWARE. Developed Software shall be deemed to be Work Product.

         13.7 REPRODUCTION OF SOFTWARE. Subject to the following sentence and notwithstanding the limitations of Section 12.10, Customer shall have the right, at no additional cost, to reproduce any and all Supplier Software regardless of whether the same be copyrighted or otherwise restricted as proprietary information and Customer shall be granted such rights in the reproduction as are conferred upon an "owner" under Section 117 of the Copyright Act; provided, however, that such reproductions shall be subject to the same restrictions on use and disclosure as are set forth in this Framework Agreement. Prior to using any Supplier Third Party Software for which such rights of reproduction are not available, Supplier shall notify Customer that Supplier intends to use such Supplier Third Party Software and shall obtain Customer's prior consent to such use. Any and all copies of Supplier Software made by Customer shall include a valid copyright notice indicating Supplier's or a third party's proprietary interest therein, as applicable.

         13.8 DOCUMENTATION. Supplier shall supply Customer with all applicable Documentation. Whenever such Documentation is revised, modified or altered in any material way, Supplier shall promptly supply copies of the revised, modified or altered Documentation to Customer. Supplier agrees that all Documentation shall provide Customer with sufficient information to properly operate, diagnose and maintain Equipment or Software safely and efficiently.

         13.9 RIGHTS IN DATA. Supplier does not convey, and Customer does not obtain any right, in the programs, systems, data or materials utilized or provided by Supplier in the ordinary course of business in the performance of any of the Agreements, except that all files, software, programs, packages or systems (together with, but not limited to, their Source Codes), input materials and output materials, and the media upon which they are located (including, without limitation, cards, tapes, discs and other storage facilities) which are utilized or developed for, and paid for by, Customer in connection with the provision of Products and Services, and which may or may not be either confidential or proprietary, shall be the property of Customer, and Supplier shall place an appropriate plaque, emblem and decal or other appropriate label or marking thereon evidencing Customer's ownership of such property while it is in the possession of Supplier. Upon the termination of the Transaction Agreement for any reason, all such properties, together with, but not limited to, their Source Codes, which are in the possession of Supplier, shall be immediately delivered to Customer.

14.      ESCROW OF SOURCE CODE

         With respect to the Licensed Software and Supplier-owned Software that Supplier utilizes in providing the Products or Services, and to the extent Third-Party Supplier Software is not subject to an escrow agreement that is satisfactory to Customer, Customer and Supplier hereby agree to enter into the Escrow Agreement with an escrow agent selected by Customer, concurrently with the Transaction Agreement. A copy of the Escrow Agreement shall be attached to the applicable Transaction Agreement and approved as part of the Parties' agreement to execute the Transaction Agreement.

         14.1 RELEASE OF ESCROW. Customer and Supplier agree that the occurrence of any of the following conditions that Customer determines, in the exercise of good faith and reasonable commercial judgment, will permit Customer to require a release of Source Code pursuant to the Escrow Agreement. Customer and Supplier agree that the following conditions will be incorporated into the Escrow Agreement.

                  (A) Supplier has materially defaulted in performance or otherwise has failed to perform its obligations under: (i) the applicable Transaction Agreement or any of the Category Agreements; (ii) the license whereby Supplier acquired its rights to such Source Code; or (iii) any agreement between Supplier and Customer for the maintenance or correction of such Software, and such material default or failure to perform has continued for a period of thirty (30) days following written notice thereof to Supplier from Customer.

                  (B) Supplier has made an assignment for the benefit of creditors, has admitted in writing its inability to pay debts as they mature, or has ceased operating in the normal course of business.

                  (C) A trustee or receiver of Supplier or of any substantial part of Supplier's assets has been appointed by any court.

                  (D) An involuntary proceeding has been commenced by any party against Supplier under any one of the chapters of Title 11 of the United States Code and: (i) the proceeding has been pending for at least sixty (60) days; (ii) Supplier has consented, either expressly or by operation of law, to the entry of an order for relief; or (iii) Supplier has been decreed or adjudged a debtor.

                  (E) A voluntary petition has been filed by Supplier under any of the chapters of Title 11 of the United States Code.

                  (F) Supplier has or announces it will discontinue support, upgrades or enhancements of the Products or Services or of the Licensed Software.

                  (G) Supplier assigns or attempts to assign or transfer all or a substantial part of its assets related to the Products and Services or to the Licensed Software without Customer's prior written consent.

         14.2 CUSTOMER'S RIGHTS AND OBLIGATIONS AFTER RELEASE OF SOURCE CODE. Customer shall not have any rights of ownership to the Source Code, or any rights other than the rights to the Software as conveyed in any of the applicable Category Agreements and except such license rights to the Source Code as are provided in the Escrow Agreement.

         14.3 ESCROW VERIFICATION. Customer shall have the right for the term of this Framework Agreement, to verify the accuracy and completeness of the deposit made pursuant to the Escrow Agreement at any time during normal business hours, with reasonable notification to Supplier by having a representative of the escrow agent and Customer present at Supplier's site to verify, audit and inspect the escrow deposit, or optionally to pay escrow agent to perform the verification on behalf of Customer. Customer shall pay all fees for the escrow and any related services resulting from any of the Agreements.

         14.4 SOURCE CODE INSTALLATION. If requested by Customer, Supplier shall install the Source Code on the Equipment designated by Customer within three (3) business days after delivery by the Escrow Agent or within such other time that is mutually agreed between the Parties. Such installation shall include a successful compilation of the Source Code on such Equipment and performance of Supplier's installation tests using Supplier's test data. Supplier shall promptly provide Customer with documentation demonstrating the successful installation of the Software. Customer may elect to install the Source Code by itself or through Customer's appointed agent. Any such installation shall be for the purpose of validating that the escrowed Source Code will compile properly and that once validation has occurred, all copies of the Source Code and compiled codes shall be deleted from Customer's Equipment.

15.      INDEMNIFICATION.

         15.1 INDEMNIFICATION BY CUSTOMERS. Customer shall, at its sole expense, defend (as provided in this Article 15), indemnify and hold harmless Supplier, its Related Entities, and its and their successors and assigns and its and their officers, directors, employees, subcontractors, consultants, representatives and agents, from and against any and all losses, damages, injuries (including death), causes of action, claims, penalties, interest, additional taxes, demands and expenses, including reasonable legal fees and expenses, of any kind or nature arising out or on account of, or resulting from any claim or allegation of a third party for an action based on:

                  (A) infringement of patent, copyright or trademark with respect to Customer Assets and Customer Intellectual Property;

                  (B) misappropriation of trade secret or other proprietary rights with respect to Customer Assets and Customer Intellectual Property;

                  (C) failure of Customer, Related Entities and its and their officers, directors, employees, subcontractors, consultants, representatives and agents, to comply with applicable laws, ordinances, regulations or codes;

                  (D) any tort (including any wrongful, negligent or intentional act or omission), or breach or default in the performance of its obligations pursuant to the Agreements by Customer, its Related Entities, its and their successors and assigns, or its or their officers, directors, employees, subcontractors, consultants, representatives and agents, including but not limited to the breach of any representation or warranty of Customer;

                  (E) failure or delay to file any return or information required by law, rule or regulation; and

                  (F) any other basis expressly set forth in any Agreement that provides for indemnity by Customer to Supplier.

         15.2 INDEMNIFICATION BY SUPPLIER. Supplier shall, at its sole expense, defend (as provided in this Article 15), indemnify and hold harmless Customer, its Related Entities, and its and their successors and assigns and its and their officers, directors, employees, subcontractors, consultants, representatives and agents, and any third parties with which Customer contracts to perform any aspect of Customer's information technology business functions, from and against any and all losses, damages, injuries (including death), causes of action, claims, penalties, interest, additional taxes, demands and expenses, including reasonable legal fees and expenses, of any kind or nature arising out or on account of, or resulting from any claim or allegation of a third party for an action based on):

                  (A) infringement of patent, copyright or trademark by the provision of Products or Services (including Supplier Intellectual Property) or anything that Supplier uses in the provision of the Products and Services;

                  (B) misappropriation of trade secret or other proprietary rights with respect to Supplier Intellectual Property;

                  (C) failure or delay to file any return or information required by law, rule or regulation;

                  (D) failure of Supplier or its officers, directors, employees, subcontractors, consultants, representatives and agents, to comply with laws, ordinances, regulations or codes;

                  (E) the breach of any representation or warranty of Supplier;

                  (F) the claim of any Supplier personnel removed or replaced by Supplier where such personnel are Transferred Employees after the date of hiring;

                  (G) any tort (including any wrongful, negligent or intentional act or omission) or breach or default in the performance of its obligations pursuant to the Agreements by Supplier, its Related Entities, its and their successors and assigns, or its subcontractors, officers, directors, employees, subcontractors, consultants, representatives and agents; and

                  (H) any other basis expressly set forth in any Agreement that provides for indemnity by Supplier to Customer.

         15.3 NOTICE. Each Party shall give the other Party prompt written notice of any claim or liability hereby indemnified against by such other Party and thereupon such other Party shall be entitled to control, and shall assume full responsibility for, the defense of such matter. If the indemnifying Party elects to assume such responsibility, it shall so notify the indemnified Party. The indemnities contained herein shall not be deemed to be a waiver of or in limitation of any other rights either Party may have, including but not limited to rights of indemnity or contribution.

         15.4 INDEMNIFICATION PROCEDURES.

                  (A) Supplier Responsible. The indemnified Party shall cooperate in all reasonable respects with the indemnifying Party and its attorneys in the investigation, trial and defense of such claim or liability and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost and expense, participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim or liability and any appeal arising therefrom. No settlement of a claim that involves a remedy other than the payment of money by the indemnifying Party shall be entered into without the consent of the indemnified Party. After notice by the indemnifying Party to the indemnified Party of its election to assume full control of the defense of any such claim, the indemnifying Party shall not be liable to the indemnified Party for any legal expenses incurred thereafter by such indemnified Party in connection with the defense of such claim.

                  (B) If the indemnifying Party does not assume full control over the defense of a claim subject to defense as provided in this Section 15.4(B), the indemnifying Party may participate in such defense, at its sole cost and expense, and the indemnified Party shall have the right to defend such claim in the manner it deems appropriate, at the cost and expense of the indemnifying Party.

         15.5 USE OF INFRINGING PRODUCTS OR SERVICES. If an injunction or order shall be obtained against the indemnified Party's use of any Products or Services by reason of the allegations, or if in the indemnifying Party's opinion any such Products or Services are likely to become a subject of a claim of infringement or violation of a copyright, trade secret or other proprietary right of a third party, the indemnifying Party will, at the indemnified Party's option and the indemnifying Party's its expense:

                  (A) procure for the indemnified Party the right to continue using the Products or Services;

                  (B) replace or modify the same so that it becomes non-infringing (which modification or replacement shall not adversely affect the applicable specifications for, or the use or operation by the indemnified Party of, the Products or Services);

                  (C) if the Products or Services are purchased, and the other options stated are not practicable, repurchase the Products or Services; or

                  (D) if the Products or Services are licensed, and the other options stated are not practicable, remove such Products or Services from the indemnified Party's Sites and refund to the indemnified Party any charges paid by the indemnified Party, other than charges for license payments for any actual period of use by the indemnified Party in excess of twenty-four (24) months amortized over a useful life of sixty (60) months, and release the indemnified Party from any further liability hereunder.

         15.6 DISCONTINUATION OF PAYMENTS. In no event shall Customer be liable to Supplier for any license or maintenance payments for those Products and Services that Customer no longer uses after the date, if any, that Customer no longer uses such Products or Services because of such actual or claimed infringement or misappropriation. If removal or replacement of the Products or Services is required or undertaken pursuant to the Agreements, Supplier shall use reasonable care in the removal or modification thereof and shall, at its own expense, restore the premises as nearly to their original condition as is reasonably possible.

         15.7 EXCLUSION. Except as set forth in Section 20.5, the limitations or exculpations of liability set forth in Sections 20.3 and 20.4 of the Framework Agreement are not applicable to liability under this Article 15.

16.      THIRD PARTY AGREEMENTS

         16.1 THIRD-PARTY AGREEMENTS. Supplier shall abide by, and comply with, the terms of the Third-Party Agreements.

         16.2 PERFORMANCE UNDER THIRD-PARTY AGREEMENTS. Supplier shall promptly inform the Customer of any breach of, misuse or fraud in connection with, any Third-Party Agreements and shall cooperate with Customer to prevent or stay any such breach, misuse or fraud. Supplier shall pay all amounts due for any penalties or charges (including amounts due to a third-party as a result of Supplier's failure to promptly notify Customer pursuant to the preceding sentence), associated taxes, legal expenses and other incidental expenses incurred by Customer as a result of Supplier's nonperformance of its obligations under the applicable Transaction Agreement with respect to the Third-Party Agreements.

         16.3 PERFORMANCE UNDER SUPPLIER-ADMINISTERED AGREEMENTS. Supplier shall be responsible for:

                  (A) notifying Customer of any performance obligations and maintaining any warranties, under the Supplier-Administered Agreements;

                  (B) cooperating with the third-party supplier, including problem resolution in respect of the services provided under the Supplier-Administered Agreements; and

                  (C) providing Customer reasonable notice of any renewal, termination or cancellation dates and fees in respect of the Supplier-Administered Agreements. At Supplier's request and upon Customer's consent, Supplier shall, to the extent permitted by the Supplier-Administered Agreements, modify, terminate or cancel any such Supplier- Administered Agreements. Any modification, termination or cancellation fees or charges imposed upon Customer in connection with any such modification, termination or cancellation shall be paid by Supplier. The late fees and incremental charges described in this Section shall be paid by Supplier to the appropriate third-party.

         16.4 THIRD-PARTY INVOICES.

                  (D) Supplier Responsible. If Supplier is financially responsible for any of the Supplier-Administered Agreements, Supplier shall: (i) receive all Third-Party Invoices; (ii) review and make reasonable commercial efforts to correct any errors in any such Third-Party Invoices in a timely manner; and (iii) pay such Third-Party Invoice prior to the due date or, if a discount for such payment is given, the date on which Supplier may pay such Third-Party Invoice with a discount. Customer shall reimburse Supplier for the amount of the Third-Party Invoice (with the applicable discount). Supplier shall be responsible for discounts not received or any late fees in respect of the Third-Party Invoices.

                  (E) Customer Responsible. If Customer is financially responsible for any Supplier-Administered Agreements pursuant to the applicable Transaction Agreement, Supplier shall: (i) receive all Third-Party Invoices;
(ii) review and use reasonable commercial efforts to correct any errors in any such Third-Party Invoices in a timely manner; and
(iii) promptly submit such Third-Party Invoices to Customer for payment.

                           (1) Customer shall pay the Third-Party Invoices
received and approved by Supplier. Customer shall only be responsible for payment of the Third-Party Invoices, and shall not be responsible for late fees thereon unless due solely to Customer's failure to pay same after having received the Third-Party Invoice as provided for in this paragraph. Except as otherwise expressly set forth in the Transaction Agreement specifically agreed to by Customer, all Third-Party Invoices will be paid in accordance with Customer's standard invoicing requirements.

                           (2) If Supplier fails to submit a Third-Party Invoice
to Customer for payment in a timely manner as provided in this Section, Supplier shall be responsible for any discount not received or any late fees in respect of such Third-Party Invoice.


17.      INSURANCE

         17.1 TYPES AND AMOUNT. During the Term, Supplier will maintain policies of insurance in the following types and amounts:

                  (A) Workers compensation in an amount not less than the statutory limits for the state(s) in which Services are to be performed, including employer's liability insurance in an amount not less than $1,000,000. If Supplier is self-insured, a certificate of the state in which the Services are to be performed must be furnished by such state agency directly to Customer.

                  (B) Commercial general liability insurance, including contractual liability coverage, with minimum limits of liability of not less than $10,000,000 per occurrence.

                  (C) Automobile liability insurance (including owned, non-owned, and hired vehicles), with minimum limits of not less than $10,000,000 per occurrence.
                  (D) Professional/Errors and Omissions Liability insurance in an amount not less than $10,000,000 per occurrence.

         17.2 REPUTABLE INSURERS. All insurance policies will be issued by reputable insurance companies rated "A" or better by A.M. Best. If such policies do not contain a separation of insureds provision, they will be endorsed to provide cross-liability coverage. Supplier will maintain all such required insurance in force except as otherwise expressly set forth in the Transaction Agreement.

         17.3 INSURANCE CERTIFICATES. Before Services are started, Supplier will furnish to Customer certificates(s) of insurance evidencing compliance with the insurance requirements. Each certificate will: (i) set forth the amount of coverage, policy number and date of expiration, (ii) name Customer as an loss payee under all of the above policies, except those listed in Sections 17.1(A) and (D), but only with respect to operations performed by Supplier for Customer under the Agreements, (iii) provide that such insurance carrier will not terminate, cancel, or materially modify such insurance coverage without thirty
(30) days prior
written notice to Customer, and (iv) state that such insurance is primary in coverage to any other insurance or self-insurance programs which may be available to Customer or is Related Entities.

         17.4 NO SATISFACTION OF OTHER OBLIGATIONS. The purchase of insurance coverage and furnishing of certificate(s) will neither modify Supplier's obligation to indemnify Customer under Section 15.2 of this Agreement nor be in satisfaction of Supplier's liability under the Agreements.

         17.5 SUBCONTRACTORS. Supplier will include all subcontractors employed by it as loss payees under its policies or will cause each subcontractor to purchase and maintain insurance of the type specified above and listing Customer as a loss payee. When requested by Customer, Supplier will furnish copies of certificates of insurance evidencing coverage for each subcontractor.


18.      TERM

         18.1 INITIAL TERM.

                  (A) This Framework Agreement and the Category Agreements shall have an initial term commencing with the Effective Date and unless otherwise terminated as provided herein, shall continue for a period of three (3) consecutive years thereafter.

                  (B) The initial term of a Transaction Agreement will be the term set forth therein.

         18.2 RENEWAL.

                  (A) Upon expiration of the initial term, the Parties may agree in writing to additional renewal period(s). Each of the Parties shall provide the other with written notice of its desire to renew at least three (3) months prior to the expiration of the initial term or the then-current renewal term, as applicable and any renewal shall occur only upon mutual agreement between the Parties. If such notices are not given, this Framework Agreement shall continue only until the end of the Initial Term, unless terminated sooner, or the end of then-current renewal term, as applicable.

                  (B) Category Agreements may not be renewed beyond the term of the Framework Agreement. However, if the Framework Agreement is renewed the Parties may agree to renew all, some or none of the Category Agreements.

         18.3 MAXIMUM TERM. In no event shall the Term of any Agreement extend beyond the earlier of June 6, 2006 or the expiration or termination of the MSA.

         18.4 EFFECT OF EXPIRATION OR TERMINATION. Upon expiration or termination of this Framework Agreement or any Category Agreement, the Parties shall not execute any new Transaction Agreements to be incorporated into this Framework or any Category Agreement. Except as otherwise expressly set forth in the

Transaction Agreement, expiration or termination of this Framework Agreement or any Category Agreement shall not affect the obligations of the Parties under any Category Agreement or Transaction Agreement that is still in effect as of the date of expiration or termination of this Framework Agreement, and the terms of this Framework Agreement or Category Agreement will continue to apply to the Parties' relationship pursuant to any such Category Agreements and Transaction Agreements until termination or expiration of such Category Agreements and Transaction Agreements.

19.      TERMINATION AND CANCELLATION

         19.1 CANCELLATION. Except as otherwise expressly set forth in the Transaction Agreement specified otherwise in a Transaction Agreement, a Transaction Agreement may be canceled under the following circumstances:

                  (A) a Transaction Agreement involving Products manufactured by Supplier may be canceled up to fifteen (15) days prior to the delivery date for the Products;

                  (B) a Transaction Agreement involving Products manufactured by a third party may be canceled by Customer prior to the date on which Supplier's order with such third party becomes non-cancelable without penalty;

                  (C) a Transaction Agreement involving Products manufactured by a third party may be canceled by Customer at any time if Customer reimburses Supplier for any resulting penalty imposed by such third party;

                  (D) Customer may cancel any Transaction Agreement involving Supplier Third-Party Software prior to the acceptance date provided therein; and

                  (E) Customer may cancel any Transaction Agreement for Services at any time upon thirty (30) days prior written notice to Supplier provided Services have begun, or immediately if Services have not yet begun.

         19.2 EFFECT OF CANCELLATION. Upon cancellation of a Transaction Agreement by Customer, Customer shall have no liability for any payments accruing after the cancellation date; provided, however, that Customer shall comply with its obligations, if any, relating to the return or redelivery of any Products to Supplier that are covered by the canceled Transaction Agreement.

         19.3 TERMINATION FOR CONVENIENCE. Customer may, in its sole discretion, terminate the Agreements, in whole or in part, upon not less than ninety (90) calendar days' notice to Supplier.

         19.4 TERMINATION FOR CHANGE IN CONTROL OF SUPPLIER. In the event of a sale of: (i) all or substantially all of the assets of Supplier; (ii) sufficient stock of Supplier to effect a change in control of Supplier; (iii) more than twenty percent (20%) of issued voting rights stock of Supplier to a competitor of Customer; or (iv) more than twenty percent (20%) of issued voting rights stock of Supplier to other person or entity, which in Customer's reasonable opinion, creates a substantial uncertainty as to Supplier's continued ability to perform under the Agreements, Customer may terminate the Agreements in whole or in part upon at least sixty (60) calendar days' notice to Supplier and require Supplier to reimburse Customer for all reasonable costs and expenses attributable to Supplier's change of control and Customer's need to procure the products and services from other suppliers.

         19.5 TERMINATION FOR CAUSE. If either Customer or Supplier materially fails to perform any of its obligations or materially breaches any representations or warranties hereunder and such failure is not cured within thirty (30) calendar days after notice is given to the breaching Party, then the non-breaching Party may, upon further notice to the breaching Party, terminate any and all Agreements as to all or part of the Products and Services being or to be provided by Supplier hereunder, as of the date specified in the notice of termination; provided, however, that if, after the breaching Party's best efforts, such breach cannot be cured within such thirty (30) day period, the time to cure such breach shall be extended for up to fifteen (15) calendar days from the date on which such notice of termination is received by the breaching Party, if the breaching Party has promptly commenced to cure the breach and continues to use its best efforts to cure such breach during the fifteen (15) day period.

         19.6 TERMINATION FOR INSOLVENCY. In the event either Party is unable to pay its debts generally as they come due, or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or adjustment of all or substantially all of its obligations, then the other Party hereto may, by giving written notice thereof to such Party, terminate the Agreements as of the date specified in the notice of termination.

         19.7 EFFECT OF PARTIAL TERMINATION. In the event of a termination of the Agreements pursuant to this Article 19 as to part of the Products and Services provided or to be provided by Supplier hereunder and thereunder, the Agreements shall remain in effect with respect to those Products and Services still to be provided by Supplier.

         19.8 TERMINATION FEE.

                  (A) Except as expressly set forth in the Transaction Agreement, in the event of a termination of any of the Agreements by Supplier pursuant to Section 19.5, or by Customer pursuant to Section 19.3, Customer shall reimburse Supplier for the following amounts:

                           (1) an amount equal to the net book value of any
Supplier Equipment or Supplier Software purchased, leased or licensed by Supplier in connection with the provision of the Products and Services affected by the termination, but only to the extent such cost has not then been amortized in accordance with generally accepted accounting principles, and cannot be used by Supplier for other business; and

                           (2) the actual and reasonable third party costs
(without mark-up) and redundancy payments as required by local law for a maximum period of six (6) months incurred by Supplier to re-deploy or terminate any of its employees dedicated to the performance of Supplier's obligations relative to the Products and Services affected by the termination for more than six (6) months, and whose employment cannot reasonably be continued by Supplier for other business; provided, however, that Customer shall only be liable to reimburse termination benefits for the lesser of actual relocation expenses or four (4) weeks severance pay.

                  (B) With respect to any termination fee payable by Customer pursuant to this Section 19.8, Supplier shall use commercially reasonable efforts to minimize such fees. Customer shall not pay to Supplier any fees or charges relating to a termination pursuant to this Article 19 other than the applicable termination fees as set forth herein.

         19.9 ABSOLUTE OBLIGATION. Supplier acknowledges and agrees that it shall have an absolute and unconditional obligation to provide Customer with Termination Assistance Services. Termination Assistance Services shall be set forth in the Transaction Agreements and shall be provided by Supplier at the same rates it charged Customer for comparable services under the applicable Agreements.

                  (A) In the event of the expiration or termination of any Transaction Agreement hereunder, Supplier shall, upon Customer's request, continue to provide the applicable Products and Services that were provided by Supplier prior thereto, as well as the Termination Assistance Services, as follows.

                  (B) At no additional cost, Supplier shall provide to Customer and any designated third-party provider: (i) in writing, to the extent available and in the form then maintained by Supplier, applicable requirements, standards, policies, operating procedures and other documentation relating to the affected Products and Services; and (ii) necessary access to the systems and sites from which the affected Products and Services were provided, provided such access by Customer's third-party providers shall be subject to such providers' compliance with Supplier's safety, security and confidentiality requirements..

                  (C) If and to the extent requested by Customer, Supplier shall assist Customer in developing a plan which shall specify the tasks to be performed by the Parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks.

                  (D) Supplier will provide the Termination Assistance Services for the Termination Assistance Period at no additional cost except to the extent that resources included in the fees otherwise being paid by Customer to Supplier cannot be used to provide the Termination Assistance Services.

                  (E) Following the Termination Assistance Period, Supplier shall: (i) answer questions from Customer or Customer's designee regarding the Products and Services on an "as needed" basis as agreed upon by Customer and Supplier; and (ii) deliver to Customer any remaining Customer-owned reports and documentation still in Supplier's possession.

                  (F) Upon request from Customer, Supplier shall, to the extent permitted by third-party contracts:

                           (1) make available any Supplier Equipment or Systems
dedicated to the performance of the affected Products or Services, by allowing Customer or its designee to: (a) purchase, at the lesser of fair market value and book value, any such Supplier Equipment or System owned by Supplier; and (b) assume the lease of any such Supplier Equipment or System leased by Supplier;

                           (2) transfer or assign, upon Customer's request, any
third-party contracts applicable to the affected Products and Services for maintenance, business continuity services or other necessary third-party services being used by Supplier and dedicated to the delivery and performance of the affected Products and Services, to Customer or its designee, on terms acceptable to all parties;

                           (3) continue to provide the Products and Services and
any Termination Assistance Services requested by Customer that may be required to facilitate the transfer of the Products and Services requested by Customer to Customer or Customer's designee;

                           (4) upon request from Customer, allow Customer or its
designee to offer employment to, and to hire, Supplier employees performing full-time as of the date the termination notice is given, or who have performed full-time 3 of the last 6 months prior to the date termination notice is given, the affected Products and Services; and

                           (5) provide to Customer, in the form and of the
content requested by Customer, inventories of the Equipment and Software used in connection with the provision of the Products and Services as needed.

                  (G) Supplier shall not degrade the quality or level of its performance during the Termination Assistance Period.

         19.10 RIGHTS UPON TERMINATION. Upon termination or expiration of this Framework Agreement, any Category Agreement or Transaction Agreement, each Party shall forthwith return to the other all papers, materials and properties of the other held by such Party in accordance with the terms of Section 12.9 and 10 and subject to the terms of Article 13. In addition, each Party will assist the other Party in the orderly termination of the applicable Agreements and the transfer of all items, tangible and intangible, as may be necessary for the orderly, non-disrupted business continuation of each Party. Other rights and duties of each of the Parties upon termination or expiration of any Category Agreement or Transaction Agreement shall be set forth in the applicable Category Agreement or Transaction Agreement.

20.      REMEDIES

         20.1 REMEDIES OF EITHER PARTY. If a material breach by either Party shall occur and be continuing, the other Party shall have the following remedies (except as specified otherwise in any other applicable Agreement):

                  (A) terminate all or part of the applicable Agreement to the extent of the terms contained therein and return any and all Products covered thereunder to the Party furnishing same, in the manner required therein for redelivery at the end of the applicable Agreement's term, except that such return shall be at the sole expense of the defaulting Party;

                  (B) by written notice to the defaulting Party, declare the applicable Agreement to be terminated, without prejudice to either Party's rights in respect to the obligations then accrued and remaining unsatisfied;

                  (C) pursue the recovery of actual damages arising out of such breach, subject to the limitations set forth in Sections 20.3 and 20.4;

                  (D) seek specific performance by the defaulting Party of its obligations hereunder; and

                  (E) exercise any other right or remedy that may be available under the applicable Category Agreement and Transaction Agreement, at law or in equity.

         20.2 NO WAIVER. In no event shall the acceptance by Customer, or the application by Supplier, of any license, maintenance or other credit pursuant to the Agreements be deemed to be a waiver by Customer of any of its rights under the Agreements or at law or in equity. Notwithstanding the foregoing, either Party's failure or delay in performing any minor or technical aspect of its performance obligations hereunder shall not be considered a material breach under the Agreements unless and until such failure or delay remains uncured for a period of thirty (30) days following the first occurrence thereof, or recurs repeatedly to the extent that the successful performance of the Agreements may be adversely affected.

         20.3 CONSEQUENTIAL DAMAGES. Except with respect to claims or actions resulting from a Party's gross negligence, willful, wanton or reckless misconduct or intentional misconduct, in no event shall either Party be liable for consequential, incidental or punitive losses, damages or expenses (including loss of profits, savings, penalties, fines, late-payment charges, interest, competitive advantage, goodwill, business interruption or indemnity hereunder), even if it has been advised of the possible existence thereof.

         20.4 DIRECT DAMAGES. Neither Customer nor Supplier shall be liable to the other Party for any direct damages arising out of or relating to its performance hereunder, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for all events, acts or omissions, in the aggregate, in an amount exceeding the Direct Damages Cap. In the event a Party is liable hereunder for damages in excess of the Direct Damages Cap, in the aggregate, the other Party may terminate the applicable Agreement in whole or in part. The following shall be considered direct damages and a Party shall not assert that they are consequential damages pursuant to Section 20.3 to the extent they result from a Party's failure to perform its obligations in accordance with the terms of the Agreements:

                  (A) costs and expenses of recreating or reloading any of Customer's lost, stolen or damaged information;

                  (B) costs and expenses of implementing a work-around or temporary fix in respect of a failure by Supplier to perform all or any part of its obligations hereunder;

                  (C) costs and expenses of replacing lost, stolen or damaged Products or Services;

                  (D) costs and expenses incurred by Customer to cover and correct errors in Software maintenance and enhancements provided as part of Supplier's performance hereunder;

                  (E) costs and expenses incurred by Customer to procure from an alternate supplier, or to perform itself, all or any part of Services the performance of which is the obligation of Supplier hereunder, to the extent in excess of Supplier's charges hereunder;

                  (F) straight time, overtime or related expenses incurred by Customer, including overhead allocations of Customer for Customer's employees, wages and salaries of additional employees, travel expenses, overtime expenses, telecommunications charges and similar charges, due to failure of Supplier to provide all or any part of the Services incurred in connection with any of the above; and

                  (G) fines, penalties, assessments or other charges incurred in connection with any of the above.

         20.5 EXCLUSIONS. The limitations or exculpations of liability set forth in Sections 20.3 and 20.4 are not applicable: (i) to indemnification claims as set forth in Article 15 except for those indemnification claims based on a breach of Sections 10.1, 10.2, 10.4, 10.6, 10.8, 10.9, 10.10 and 10.11; (ii) to
liability resulting from the gross negligence or willful or wanton misconduct or intentional misconduct of a Party; (iii) to any other liability expressly excluded from limitation by the applicable Agreement.

21.      RESOLUTION OF DISPUTES

                  21.1 RESOLUTION OF DISPUTES OF INVOICES. If Customer disputes any amount on any Supplier invoice, Customer and Supplier agree to use all reasonable efforts to resolve such dispute within sixty (60) days after Customer provides written notification of the dispute to Supplier. Both Parties agree to provide full supporting documentation concerning any disputed amount or invoice within thirty (30) days after written notification of the dispute. Provided that one Party furnishes written notification of the dispute to the other Party within thirty (30) days, neither Party shall have any obligation, during the sixty (60) day period specified above, to pay any amount that remains in dispute.

         21.2 RESOLUTION OF ALL DISPUTES. Except as otherwise expressly set forth in a Category Agreement or Transaction Agreement, disputes arising out of or relating to the Agreements shall first be discussed by the Customer Project Manager and Supplier Project Manager. Any dispute that cannot be resolved within twenty (20) business days at the Project Manager level shall be referred to the Corporate Contract Managers. Upon notification to the Corporate Contract Managers, the Parties may pursue available legal and equitable remedies.

22.      AUDIT RIGHTS; RECORDS RETENTION

         22.1 AUDITS (PROCESSING). Upon notice from Customer, Supplier shall grant to such auditors and inspectors as Customer may designate in writing, with access to any of Supplier's sites or facilities used in the provision of the Products or Services (including, but not limited to, any Supplier Equipment) for the purposes of performing audits or inspections of the Customer's financial statements. Supplier shall provide such auditors and inspectors any assistance that they may reasonably require. If any audit by an auditor designated by Customer or a regulatory authority results in Supplier being notified that it is not in compliance with any law, regulation, audit requirement or generally accepted accounting principle relating to Supplier's performance hereunder, Supplier shall take actions to comply with such audit.

         22.2 CUSTOMER EXPENSES. Customer shall bear the expense of any such compliance that is:

                  (A) required by a law, regulation or other audit requirement that relates to Customer's business irrespective of Supplier's obligations hereunder; or

                  (B) necessary due to Customer's noncompliance with any law, regulation or audit requirement imposed on Customer.

         22.3 SUPPLIER EXPENSES. Supplier shall bear the expense of any such response that is: (i) required by a law, regulation or other audit requirement relating to Supplier's business; (ii) the performance of Supplier of its obligations hereunder; or (iii) necessary due to Supplier's noncompliance with any law, regulation or audit requirement imposed on Supplier.

         22.4 AUDITS (PERFORMANCE AND FEES). Upon reasonable notice from Customer, Supplier shall provide Customer and its employees, subcontractors, consultants, representatives and agents with access to any of Supplier's sites or facilities used in the provision of the Products or Services (including, but not limited to, any Supplier Equipment) and to such financial records and supporting documentation as may be reasonably requested by Customer for the purposes of performing audits and inspections of Supplier's performance and of the fees charged by Supplier to Customer to determine that Supplier has fully performed its obligations and that such fees are accurate and in accordance with the

Agreements, and that work charged was actually performed. If, as a result of such audit, Customer determines that Supplier has not performed, Supplier shall promptly remedy the non-performance and/or issue a credit for the fees related to the Products or Services that were not provided in accordance with the applicable Agreements. If, as a result of such audit, Customer determines that Supplier has overcharged or undercharged Customer, Customer shall notify Supplier of the amount of such overcharge or undercharge as the case may be, and Supplier shall promptly pay to Customer the amount of the overcharge, or shall add the amount of the undercharge to the next invoice. In the event any such audit reveals an overcharge to Customer during any twelve (12) month period exceeding five percent (5%) of the aggregate fees paid by Customer to Supplier during such period with respect to any separate Transaction Agreement, Supplier shall reimburse Customer for the cost of such audit.

         22.5 RECORDS RETENTION. Supplier shall retain records and supporting documentation sufficient to document the performance of its obligations hereunder and the related fees charged to Customer, for a minimum of three (3) years, or such longer period required by law, following the completion of the transaction to which such performance and fees relate.

         22.6 ACCESS. Supplier shall provide to Customer and its employees, subcontractors, consultants, representatives and agents access to:

                  (A) records and supporting documentation (including, where applicable, program Source Code to the extent permitted by law or under the applicable third party agreements) relating to Supplier's performance hereunder and the related fees charged by Supplier;

                  (B) Supplier sites or facilities, as may be necessary for Customer or its employees, subcontractors, consultants, representatives and agents to perform the audits described in this Article 22.

         22.7 STATUS REPORTS. Supplier shall provide to Customer periodic status reports in accordance with Customer's audit procedures regarding Supplier's resolution of any audit-related compliance activity for which Supplier is responsible.

         22.8 AUDIT SOFTWARE. Supplier shall, to the extent permitted under applicable third party agreements and to the extent such audit software will not materially degrade Supplier's performance under any of the Agreements or for any of its other customers, operate and maintain such audit software as Customer or its employees, subcontractors, consultants, representatives and agents may provide to Supplier during the Term.

         22.9 FACILITIES. Supplier shall provide to Customer and such auditors and inspectors as Customer may designate in writing, on Supplier's sites and facilities (or if the audit is being performed on a subcontractor, the subcontractor's premises if necessary) space, office furnishings (including lockable cabinets), telephone and facsimile services, utilities and office-related equipment and duplicating services as Customer or such auditors and inspectors may reasonably require to perform the audits described in this
Article 22.

23.      ASSIGNMENT

         23.1 ASSIGNMENT BY SUPPLIER. Supplier shall not assign any of its rights or obligations hereunder without Customer's prior written consent to such assignment. Except where otherwise agreed in writing by Customer, no such assignment shall release Supplier from its obligations pursuant to the Agreements.

         23.2 ASSIGNMENT BY CUSTOMER. Customer may assign the Agreements in their entirety to: (i) any majority owned or controlled subsidiary of Customer; or (ii) a purchaser of the business of Customer applicable to the Products and Services, upon written notice to, but without the consent of, Supplier. Upon such assignment and an assumption of liability hereunder by the assignee Customer shall not be discharged of any further liability pursuant to the Agreements without Supplier's consent, such consent not to be unreasonably withheld. Any other assignment of the Agreements in its entirety by Customer may occur only with the prior written consent of Supplier, which consent shall not be unreasonably withheld or delayed.

         23.3 PARTIAL ASSIGNMENT TO RELATED ENTITY OR PURCHASER.

                  (A) Customer's rights and obligations with respect to one or more Transaction Agreements executed pursuant to the Agreements may be assigned in whole or in part by Customer, and, to the extent permitted by applicable third-party agreements, any Product owned or licensed hereunder may be leased, rented or sublicensed to: (i) any majority owned or controlled subsidiary of Customer; or (ii) to a purchaser of the business of Customer applicable to the Products and Services upon written notice to, but without the consent of, Supplier. Such assignment may be to a Related Entity or business unit that is sold by Customer, to the extent that such assignment relates to the business of such Related Entity or business unit. Upon such assignment and an assumption of liability hereunder by the assignee Customer shall not be discharged of any further liability pursuant to the Agreements insofar as it relates to the rights and obligations so assigned and the Products that are so leased, rented or sublicensed, without Supplier's consent, such consent not to be unreasonably withheld.

                  (B) Any Related Entity, at its election, shall be deemed to be Customer under the Agreements for the purposes of purchasing, licensing or otherwise acquiring Products or Services covered by the Agreements with Supplier. In such event, the Related Entity shall be deemed Customer for the purposes of purchasing, licensing or otherwise acquiring any such Products covered by the Agreements, with all of the rights and privileges hereunder; provided, however, that the obligations and liabilities of Customer's Related Entity shall be limited to those set forth in the terms of the Agreements that are applicable to the specific Transaction Agreements that relate to the rights and obligations so assigned with respect to the acquisition, purchase, license or lease between Supplier and the Related Entity.

                  (C) No partial assignment to any Related Entity of Customer's rights and obligations relative to any one or more Transaction Agreements shall preclude any other assignment of Customer's rights and obligations under any other Transaction Agreements to that or any other Related Entity.

         23.4 DIVESTED ENTITIES. Supplier shall, upon Customer's request and subject to the Divested Entity providing Supplier with reasonable assurances that it will pay all amounts due, provide all or part of the applicable Services to any Divested Entity for a period of three (3) years after the effective date of the sale or divestiture, on the same terms as the terms under which such Services are then being provided to Customer under the applicable Agreements.

24.      TAXES

         24.1 INFORMATION. Each Party shall provide and make available to the other Party any applicable resale certificates, information regarding out-of-state sales or use of Products or Services, and other exemption certificates or information reasonably requested by the other Party.

         24.2 STRUCTURE. The Parties agree to utilize reasonable efforts to structure the provision and receipt of Products or Services, as the case may be, in such a fashion as to minimize, to the extent legally permissible, any sales, use, value-added, withholding, and similar taxes payable by the Customer.

         24.3 TAX CREDIT. In the event that the Supplier is entitled to claim a foreign tax credit benefit with regard to withholding taxes associated with cross border payments under any Agreement, the parties agree that the Customer shall not be charged or otherwise billed for such taxes.

         24.4 COOPERATION. The Parties shall reasonably cooperate with each other in connection with the other Party's efforts to minimize its liability for Taxes, to the extent legally permissible, and to support the other Party upon audit by applicable taxing authorities in the following manner:

                  (A) The parties will work together to ensure that the taxability positions are jointly discussed. Further, Supplier agrees to allow the Customer Tax Staff, at least annually, and more frequently if reasonably requested by Customer, and at Customer's expense, to review Supplier's billing and collection systems relating to Taxes collected by Supplier from Customer under an Agreement.

                  (B) In the event Supplier has previously collected Taxes from Customer and remitted such Taxes to the applicable taxing authority, and such Taxes pertain to the items described in Section 9.1 (I) (a) or (c), Supplier shall disclose to Customer, if reasonably requested by Customer, the type of Taxes, the applicable taxing authority, and the amount of such Taxes.

                  (C) In the event that a taxing authority does not agree to audit the charges payable in connection with the Agreement for sales and use tax purposes, as part of Supplier's sales and use tax audits, and proposes to assess sales and use taxes directly against Customer on the aggregate charges described in sub-Section 9.1 (I) (b) or (d), Supplier shall work directly with the taxing authority to address audit concerns as they pertain to the charges or sales and use taxes payable in connection with the Agreement. In the event that the taxing authority requires any documentation to be submitted directly by Customer, Supplier agrees to cooperate with Customer in providing the necessary documentation.

                  (D) Supplier agrees to pay, and to hold Customer harmless against, any penalty, interest, or additional tax that may be assessed or levied as a result of the failure or delay of Supplier or its agents to file any return or information required by law, rule or regulation. Supplier agrees to provide reasonable assistance to Customer should Customer contest any taxes imposed on it which result from the Agreements.

25.      MISCELLANEOUS

         25.1 COMPLIANCE WITH LAWS AND REGULATIONS. Each of the Parties agrees that it will comply with all applicable laws, rules, regulations, orders, conventions, ordinances or standards of the country(ies) of destination or which relate to the manufacture, labeling, transportation, importation, exportation, licensing, approval or certification of the goods or services, including, but not limited to, those relating to environmental matters, wages, hours and conditions of employment, forced labor, subcontractor selection, government contracts, discrimination, occupational health/safety and motor vehicle safety.

         25.2 INDEPENDENT CONTRACTOR STATUS AND GENERAL LIABILITY PROVISION. Both Parties shall be deemed to be independent contractors hereunder and, except as otherwise expressly provided herein or in any other Agreement, shall not be considered or permitted to be an employee, subcontractor, consultants, representative, agent, servant, joint venturer or partner of the other. Both Parties agree to take such steps as may be necessary to ensure that each subcontractor of the other will be deemed to be an independent contractor and will not be considered or permitted to be an employee, subcontractor, consultants, representative, agent, servant, joint venturer or partner of the other Party. All persons furnished, used, retained or hired by or on behalf of each Party or any of its subcontractors shall be considered to be solely the employees or agents of that Party of such subcontractor, and each Party shall be responsible for insuring there is payment of any and all unemployment, workers compensation, social security, and other payroll taxes for such persons, including any related assessments or contributions required by law.

         25.3 FORCE MAJEURE. Any delay or failure of either party to perform its obligations hereunder shall be excused if, and to the extent that, it is caused by an event or occurrence beyond the reasonable control of the party and without its fault or negligence, such as, by way of example and not by way of limitation, acts of God, actions by any governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage, labor problems (including lockouts, strikes and slowdowns), inability to obtain power, material, labor equipment or transportation, or court injunction or order; provided, however, that, except as provided in Section 10.10, any Year 2000 compliance problem shall not be deemed to be an event of force majeure subject to this Section 25.3 and provided that written notice of such delay (including the anticipated duration of the delay) shall be given by the affected party to the other party as soon as possible after the event or occurrence (but in no event more than ten (10) days). During the period of such delay or failure to perform by Supplier, Customer, at its option, may procure Products or Services from other sources, without liability to Supplier, or have Supplier provide the Products and Services from other sources in quantities and at times requested by Customer, and at the price set forth in the applicable Agreement. In addition, Supplier, at its expense, shall take such actions as are necessary to ensure the supply of Products and Services to Customer for a period of at least thirty (30) days during any anticipated labor disruption or resulting from the expiration of Supplier's labor contract(s). If requested by Customer, Supplier shall, within ten (10) days provide adequate assurances that the delay shall not exceed thirty
(30) days. If the delay lasts more than thirty (30) days or Supplier does not provide adequate assurance that the delay will cease within thirty (30) days, Customer may immediately terminate the affected Services under the Agreements without liability.

         25.4 RELEASES AND WAIVERS. Neither Party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them or third parties in any action or proceeding.

         25.5 NOTICES. Any and all notices permitted or required to be given under the Agreements shall be deemed duly given: (i) upon actual delivery, if delivery is by hand; or (ii) upon receipt by the transmitting Party of a separate confirmation that the facsimile was received; or (iii) upon delivery into the U.S. mail or any other reputable courier or delivery service, if delivery is by postage paid registered, certified, or any other traceable method and that such mail or delivery has been received within five (5) days following delivery into the U.S. mail or such courier or delivery service. Each such notice shall be sent to the respective Party at the address indicated below or to any other address as the respective Party may designate by notice delivered pursuant to this Section or as set forth in the applicable Transaction Agreement.

         25.6 CUMULATIVE REMEDIES. Except as specifically provided herein, no remedy made available to Customer or Supplier hereunder is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy provided hereunder or available at law or in equity.

         25.7 AMENDMENT. The Agreements shall not be modified, amended or in any way altered except by a Change Order or by another instrument in writing signed by authorized personnel of the Parties for that express purpose. All Change Orders and amendments executed by authorized personnel pursuant to the terms of the applicable Agreement shall be binding upon the Parties despite any lack of consideration.

         25.8 BUSINESS CONTINUITY. Terms regarding business continuity may be set forth in either the applicable Category Agreement or Transaction Agreements. Supplier acknowledges and agrees that Customer may not have a business continuity plan in place with respect to a particular Transaction Agreement, and that Customer's failure to have a business continuity plan in place with respect to a particular Transaction Agreement shall not be the basis for a claim of a failure to mitigate damages with respect to that or any other Agreement.

         25.9 NO BROKERS OR INTERMEDIARIES. The Parties agree that the Agreements and any amendment or modification hereof shall be entered into by and between Customer and Supplier without representation or involvement of any broker, intermediary or other third party, and shall be binding upon Customer and Supplier according to the terms hereof.

         25.10 NO WAIVER. No term or condition of the Agreements or of any document incorporated herein by reference shall be deemed waived and no breach shall be deemed excused unless such waiver or consent shall be in writing and signed by the Party claimed to have waived or consented. No consent by any Party to, or waiver of, a breach by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach.

         25.11 PARTIAL INVALIDITY. If any term or provision of the Agreements, or of any document incorporated herein by reference, shall be found to be illegal or unenforceable then, notwithstanding such illegality or unenforceability, the Agreements, and each incorporated document, shall remain in full force and effect and such term or provision shall be deemed to be deleted.

         25.12 HEADINGS. The headings used in the Agreements are for reference purposes only and shall not be deemed a part of the Agreements.

         25.13 COUNTERPARTS. The Agreements may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         25.14 ENTIRE AGREEMENT. The Agreements are the entire agreement between the Parties with respect to the subject matter herein or therein, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

         25.15 PUBLICITY. Neither Party shall use the other Party's name or refer to the other Party directly or indirectly in any media release, public announcement or public disclosure relating to the Agreements or any acquisition pursuant hereto, including in any promotional or marketing materials, customer lists, referral lists or business presentations, without consent from the other Party for each such use or release or if required by law. Neither Party may use any trademark or service mark of the other Party without that Party's consent, which consent shall be given in the Party's sole discretion.

         25.16 SURVIVAL. All terms of this Framework Agreement shall survive its expiration or termination for any reason with respect to any Category Agreements and Transaction Agreements still in effect as of the date of such expiration or termination. The terms of this Framework Agreement that by their sense and context are intended to survive shall survive termination or expiration of this Framework Agreement for any reason whatsoever.

         25.17 GOVERNING LAW; VENUE; SERVICE OF PROCESS. Except as otherwise expressly set forth in a Transaction Agreement, the Agreements are to be construed according to the laws of the country (and state/province, if applicable) from which the applicable Agreement issues as shown by the address of Customer (including any Related Entity), excluding the provisions of the United Nations Convention on Contracts for the International Sale of Goods and any conflict of law provisions which would require application of another choice of law. Any action or proceedings by Customer against Seller may be brought by Customer in any court(s) having jurisdiction over Supplier or, at Customer's option, in the court(s) having jurisdiction over Customer's location, in which event Supplier consents to jurisdiction and service of process in accordance with applicable procedures. Any actions or proceedings by Supplier against Customer may be brought by Supplier only in the court(s) having jurisdiction over Customer's location.

         25.18 THIRD PARTY BENEFICIARIES. Except as set forth otherwise in
Section 1.2, the Parties intend that the Agreements, including any amendments or modifications hereto, shall not benefit any person or entity other than Customer or Supplier, or create any right or cause of action in or on behalf of, any person or entity other than Customer or Supplier.

         25.19 COVENANT OF FURTHER ASSURANCES. The Parties covenant and agree that, during the Term and thereafter and without any additional consideration, each of Customer and Supplier shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of the Agreements and any amendment or modification hereto.


                                    *  *  *


                  IN WITNESS WHEREOF, each of the Parties, by its duly authorized representative, has executed this Framework Agreement as of the Effective Date.



SUPPLIER                                    CUSTOMER

By: /s/ Glen T. Meakem                      By: /s/ James Scotti
   ---------------------------------            ------------------------------

(Print) Glen T. Meakem                      (Print) James Scotti
       -----------------------------               ---------------------------

Title: Chief Executive Officer              Title:  Commodity Manager
      ------------------------------              ----------------------------

Date:                                       Date:
     -------------------------------             -----------------------------

                                   APPENDIX A

                           GENERAL MOTORS CORPORATION
                                    GLOSSARY
                                       FOR
                        INFORMATION TECHNOLOGY AGREEMENTS

DEFINITIONS

The following terms when used with initial capital letters (in both singular and plural forms) in any of the Agreements shall have the respective meanings set forth in this Appendix.

ACCEPTANCE CRITERIA shall mean the criteria set forth in the applicable Transaction Agreement regarding Customer's acceptance of the applicable Products or Services including but not limited to, Year 2000 Compliance and EMU Compliance as set forth in Section 10.10 and 10.11, respectively, of the Framework Agreement.

ACCEPTANCE DATE shall mean the date on which Customer notifies Supplier in writing that Acceptance Testing has been successfully completed based on satisfactory performance of the Acceptance Criteria.

ACCEPTANCE TEST shall mean one or more procedures, as specified in Category Agreement or Transaction Agreement for verifying that the Acceptance Criteria for the applicable Product or System have been satisfied.

ACCEPTANCE TESTING shall mean the process, as specified in a Category Agreement or Transaction Agreement, through which a Product or System is subjected to the applicable Acceptance Test.

ADDITIONAL SERVICES shall mean services from Supplier that are within the scope of Supplier's obligations under existing Category Agreements and Transaction Agreements.

AGREEMENTS shall mean the Framework Agreement and all Category Agreements and Transaction Agreements currently in effect.

AUTHORIZED USER shall mean Customer, its Related entities, and Outsourcing Companies, and its and their employees, agents, consultants or contractors who need to use a Product or System in the performance of their duties on behalf of Customer and who are authorized and enabled by Customer to access and utilize the Product or System.

CATEGORY AGREEMENT shall mean an agreement governing a specific type or category of transaction (e.g., outsourcing, consulting services, equipment purchase, software development and software license).

CHANGE shall mean an addition, deletion or modification to any term, obligation or other aspect of an Agreement.

CHANGE ORDER shall mean a Change Order Response that has been proposed by Supplier and accepted by Customer pursuant to the Change Order Procedures.

CHANGE ORDER PROCEDURES shall mean those procedures set forth in Article 2 of the Framework Agreement as the same may be modified in an Agreement.

CHANGE ORDER REQUEST shall mean a written document prepared by Customer describing a proposed Change and establishing a reasonably prompt period for Supplier to respond with a Change Order Response.

CHANGE ORDER RESPONSE shall mean a written document prepared by Supplier that either: (i) describes a Change desired by Supplier and includes the information set forth in the Change Order Procedures; or (ii) responds to a Change Order Request and includes the information set forth in the Change Order Procedures.

COMPENSATION PACKAGE shall mean that compensation package offered to Transferred Employees, the net effect of which shall be to provide overall compensation that is no less favorable to such Transferred Employees taken as a whole to that received by them from Customer or from Customer's existing Outsourcing Company, as applicable, but that is, to the extent possible in light of the foregoing, consistent with Supplier's standard policies in existence at that time.

COMPONENT shall mean any constituent part of a Product, whether provided by Supplier or any other source.

CONFIDENTIAL INFORMATION shall mean Customer Confidential Information or Supplier Confidential Information, as applicable.

CONSULTING SERVICES shall mean Services generally described as consulting to be provided by Supplier to Customer that are related to Customer's information technology environment, as such Consulting Services are further defined in the applicable Transaction Agreements.

CONVERSION PERIOD shall mean a reasonable period of time, not to exceed six
(6)months, during which Customer converts to a new Operating System Software.

CORPORATE CONTRACT MANAGER shall mean the individual designated by Customer and Supplier, respectively, pursuant to Section 3.1 of the Framework Agreement.

CORPORATE SOFTWARE LICENSE shall mean the Software license as defined in Section
4.1 of the Software Licensing Agreement.

CPU shall mean any computer or computer system that is used in the Customer's business to store, process, or retrieve data or perform other functions using Operating Systems and application program Software.

CPU SOFTWARE LICENSE shall mean the Software license as defined in Section 4.1 of the Software Licensing Agreement.

CRITICAL PROGRAM ERROR shall me an any Program Error, whether or not known to Customer, that prohibits or significantly impairs use of a Product as contemplated in the Documentation, Specifications or any of the applicable Agreements.

CRITICAL SYSTEMS shall mean the systems identified as critical in the applicable Transaction Agreement.

CUSTOMER shall mean General Motors Corporation with respect to this Framework Agreement and the Category Agreements and, as applicable with respect to Transaction Agreements, those Related Entities of General Motors Corporation as specified in the applicable Transaction Agreement.

CUSTOMER ASSETS shall mean those assets owned, leased or otherwise held by Customer and to be used by Supplier in connection with the performance of Supplier's obligations under the Agreements.

CUSTOMER CONFIDENTIAL INFORMATION shall mean any confidential information received by Supplier directly or indirectly from Customer or its Related Entities, or acquired or developed in the course of performance of the Agreements, including, by way of example only, business affairs, data, designs, discounts, manuals, training materials and documentation, formulas, ideas, inventions, know-how, manufacturing processes, mask works, methods (including but not limited to, PICOS), prices, processes, financial and accounting data, products and product specifications, systems and technical information and the terms of the Agreements.

CUSTOMER CORPORATE CONTRACT MANAGER shall mean the individual designated by Customer from time to time, pursuant to Section 3.1(A) of the Framework Agreement, that will act as the primary point of contact with respect to communications to, and from, Supplier regarding the overall relationship of the Parties. The Customer Corporate Contract Manager will have overall authority to issue, execute, grand and provide on behalf of Customer any approvals, requests, notices and other communications required by and Agreement.

CUSTOMER CORPORATE INFORMATION SECURITY PRACTICES AND PROCEDURES OR ISP&P shall mean Customer's Corporate policy and practices related to information security prepared by Customer's

Corporate Chief Technology Officer as the same may be revised from time to time by Customer's Corporate Chief Technology Officer and will be attached to the Framework Agreement as Exhibit __.

CUSTOMER CORPORATE INFORMATION TECHNOLOGY ARCHITECTURE AND TECHNICAL STANDARDS shall mean the document published by Customer's Corporate Chief Technology Officer containing Customer's information technology strategy, architecture and standards as the same may be amended from time to time by the Corporate Chief Technology Officer. When published, such document will be attached to the Framework Agreement as Exhibit 5.4(D) thereto.

CUSTOMER DELEGATION OF AUTHORITY shall mean the authority delegated by (i) the Customer Corporate Contract Manager, to Customer Project Managers, or other Customer personnel, and (ii) the Customer Project Managers to other Customer personnel, thereby permitting the designee to undertake and obligation on behalf of Customer or any of its Related Entities. When completed, the Customer Delegation of Authority will be attached as Exhibit 3.2(A) to the Framework Agreement and may be modified by Customer at any time, and from time to time, as set forth on said Exhibit 3.2(A).

CUSTOMER DERIVATIVE WORKS shall have the meaning as set forth in Section 13.4(A) of the Framework Agreement.

CUSTOMER EQUIPMENT shall mean the computers, hardware and related equipment used by Customer for its information technology requirements an owned by, or leased or otherwise provided to, Customer by a third party.

CUSTOMER INFORMATION SYSTEMS AND SERVICES ORGANIZATION OR IS&S shall mean the organization responsible for the acquisition, implementation and deployment of Customer's information technology.

CUSTOMER INTELLECTUAL PROPERTY shall mean all Intellectual Property and Customer Confidential Information (as those terms are understood under United States law), including any Derivative Works thereof, created, developed or prepared by or on behalf of Customer or one of its Related Entities, or that are proprietary to, or otherwise owned by, Customer, one of its Related Entities or one of its or their third party licensors.

CUSTOMER MODIFICATIONS shall have the meaning set forth in Section 12.2 of the Software Licensing Category Agreement.

CUSTOMER PROJECT MANAGER shall mean the individual designated by Customer, pursuant to Section 3.1(B) of the Framework Agreement, and set forth in a Transaction Agreement that will act as the primary point of contact with respect to communications to and from Supplier regarding the project contemplated by the Transaction Agreement. Customer Project Manager will have the authority to issue, execute, grant and provide on behalf of Customer any approvals, requests, notices and other communications required by the project contemplated by the Transaction Agreement, except as such authority is otherwise reserved to Customer Corporate Contract Manager.

CUSTOMER SOFTWARE shall mean Software used, owned by or licensed to Customer, including Customer Third-Party Software.

CUSTOMER THIRD-PARTY SOFTWARE shall mean Software that is used or owned by a party other than Customer or Supplier and that is licensed to Customer.

CUSTOMER TRAVEL GUIDELINES shall mean the Customer's guidelines for business travel by its employees, attached as Exhibit 8.5 to the Framework Agreement, as the same may be modified by Customer from time to time.

CUSTOMER YEAR 2000 COMPLIANCE TEST PROCEDURE shall mean such document containing Customer's test procedure to test Year 2000 Compliance of any Equipment or Software, as such may be amended from time to time by the Customer's Corporate Chief Technology Officer, and which shall be attached to the Framework Agreement as Exhibit 10.10.

DELIVERABLES shall mean those items to be delivered by Supplier to Customer for Customer's approval in accordance with the terms set forth in the applicable Category Agreement or Transaction Agreement.

DELIVERY DATE shall mean that date as defined in Section 5.1 of the Equipment Agreement.

DERIVATIVE WORKS shall mean a work based on one or more preexisting works, including, without limitation, a condensation, transformation, expansion or adaption, that if prepared without authorization of the owner of the copyright of the preexisting work, would constitute copyright infringement.

DESIGNATED CPU shall mean any CPU or multiple CPU complex forming a part of the Equipment, including is associated peripheral units, as set forth in the applicable Transaction Agreement, or the CPU or multiple CPU complex on which the Licensed Software was first used. The Transaction Agreement may designate more than one CPU.

DEVELOPED SOFTWARE shall mean Software developed by Supplier by original authorship or through contracts with third parties as part of or in order to perform Services.

DIAGNOSTIC TESTING shall mean one of the Acceptance Tests, as specified in a Category Agreement or Transaction Agreement.

DIRECT DAMAGES CAP shall mean the amount of direct damages equal to the total amount paid or payable to Supplier under the applicable Transaction Agreement.

DIVESTED ENTITY shall mean an entity or unit of Customer that is sold or otherwise divested.

DIVESTED RELATED ENTITY shall mean such Related Entity as defined in Article 8 of the Software Licensing Agreement.

DOCUMENTATION shall mean the user manuals and any other materials in any form or medium customarily provided by Supplier to the Customer of the related Product or Service.

EFFECTIVE DATE shall mean, with respect to an Agreement, the date set forth in the applicable Agreement, or, if no such date is identified, the later date upon which such Agreement is executed by both Supplier and Customer.

EFFECTIVENESS LEVEL shall mean the result of dividing the Operational Use Time of the System or Module by the sum of that time plus System or Module Failure Downtime for the System or Component.

EMPLOYEE TRANSITION DATE shall mean the date identified as the Employee Transition Date in the applicable Transaction Agreement.

EQUIPMENT shall mean, without limitation, the computers, hardware and related equipment used in connection with the delivery or receipt of Services, including central processing units and other processors, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

EMU COMPLIANCE shall have the meaning as set forth in Section 10.11 of the Framework Agreement.

EQUIPMENT MAINTENANCE shall mean both Preventive and Remedial Maintenance such that any Customer Equipment in the custody of Supplier will be maintained in a manner to ensure its continued usability and value, including cosmetic condition.

EQUIPMENT TESTING shall mean one of the Acceptance Tests as specified in Section 7.5(B) of the Equipment Agreement, or in any Category Agreement or Transaction Agreement.

ESCROW AGREEMENT shall mean a source code escrow agreement among Customer, Supplier and an escrow company selected by Customer, a copy of which shall be attached to the applicable Transaction Agreement and which shall be approved as part of the Parties' agreement to execute such Transaction Agreement.

FRAMEWORK AGREEMENT shall mean the Framework Agreement for Information Technology executed by the Parties as of the Effective Date.

ILLICIT CODE shall mean any (i) illicit code, (ii) hidden files, (iii) automatically replicating, transmitting or activating code, (iv) virus about which Supplier knows or should have known, or (v) key, node lock, time-out or other Product-limiting or Service-limiting function, whether implemented by electronic or other means.

INSTALLATION DATE shall mean the date, as specified in a Category Agreement or Transaction Agreement, by which all Components of the applicable Product shall be installed at the applicable designated Site.

INTELLECTUAL PROPERTY shall mean: all patents and patent applications; copyrights and copyrightable works; trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, business and marketing plans, customer lists, dealer lists, supplier lists and related information); and computer software (including but not limited to data, data bases and documentation), but not including any trademarks, service marks or trade names.

KEY SUPPLIER PERSONNEL shall mean those employees or contractors of Supplier who have been or will be assigned substantially full-time to Customer to be designated Key Supplier Personnel as agreed to by the Parties in a Transaction Agreement.

LICENSED SITE shall mean, from along all of Customer's Sites, a collection of geographically contiguous (i.e., adjacent tracts or parcels of real property separated, if at all, only by publicly dedicated rights of way or private easements) buildings, each of which, in whole or in part, is occupied or accessed by Customer and each of which is a permitted locale where the applicable Licensed Software may be used in accordance with the applicable Site Software License.

LICENSED SOFTWARE shall mean Software provided or to be provided by Supplier to Customer under the Software Licensing Agreement and any applicable Transaction Agreement.

MALFUNCTION INCIDENT REPORT shall mean a report, as specified in a Category Agreement or Transaction Agreement, by which information about the failure of the applicable Product or System to meet the performance warranties set forth in the Agreements is memorialized.

MAINTENANCE SERVICES shall mean Preventive Maintenance and Remedial Maintenance Services.

MANAGERS shall mean the Corporate Contract Managers and Project Managers.

MINIMUM ACCEPTABLE LEVEL OF PERFORMANCE shall mean the threshold performance standard, as specified in a Category Agreement or Transaction Agreement, below which the applicable Product or System is not performing satisfactorily.

MODULE shall mean a collection of routines and data structures that perform a specific function within Software.

MSA shall mean that Master Service Agreement between Customer and Electronic Data Systems Corporation dated June 7, 1996.

NEW TECHNOLOGY shall mean new products, processes, methods or other means designed to enhance or replace the Products or Services provided pursuant to the Agreements.

OPERATING SYSTEM SOFTWARE shall mean the Software control program in a CPU that provides the interface to the CPU and its associated Equipment, and the usage and allocation of memory resources, processor resources, input/output resources, and security resources.

OPERATIONAL USE TIME shall mean the accumulated time during which the applicable Product or System is in actual operation.

OUTSOURCING shall mean obtaining computing or related services from a source outside of Customer or Customer's Related Entities, possibly as Outsourcing Services. Such computing or related services may include programming or executing the Customer's Licensed Software on Customer's CPUs, programming executing Customer's programs and Licensed Software on Outsourcing Company's CPUs, or any combination thereof.

OUTSOURCING COMPANY shall mean an entity that provides Outsourcing services or similar services in the nature of Outsourcing under contract to Customer.

OUTSTANDING SERVICES shall mean Services that are related to Customer's information technology that have been provided by Customer, Supplier or a third party outsourcing service provider, to be further defined in the applicable Transaction Agreements.

PARTY(IES) shall mean the party or parties executing the applicable Agreement.

PERFORMANCE PERIOD shall mean the period of time during which System Acceptance Testing is measured, as specified in a Category Agreement or Transaction Agreement.

PICOS shall mean Customer's Purchasing Input Cost Optimization of Suppliers methodology, as set forth in the booklet entitled "Selling to General Motors", as modified by Customer from time to time.

PLATFORM shall mean a specific Equipment and Operating System Software combination that is different from other Equipment and Operating System Software combinations to the extent that a different version of the Licensed Software is required to execute properly in the environment established by such Equipment and Operating System combination.

PREVENTIVE MAINTENANCE shall mean maintenance performed, or required to be performed, by Supplier on a scheduled basis to keep a Product or System in good operating condition in accordance with Supplier's published specifications therefor and in accordance with any additional specifications contained or referenced in this Equipment Agreement or any applicable maintenance agreement. Preventive Maintenance shall include: (i) calibration, testing and any necessary adjustments, cleaning, lubrication, replacement of worn, defective, or questionable parts, and minor circuit updating and modifications; (ii) maintenance and engineering services necessary to retrofit or otherwise install engineering changes, modifications, and improvements (including the latest Supplier engineering revision and any and all reliability improvements) made to any Product or Supplier at any time during the maintenance term for the Product; and (iii) automatic update services for any and all manuals and documentation furnished with any Product that is subject to maintenance under this Equipment Agreement.

PRICING AND PAYMENT EXHIBIT shall mean the exhibit setting forth the pricing that applies in connection with the applicable Transaction Agreement.

PRIVILEGED WORK PRODUCT shall mean documents, data and databases and all associated communications that may be subject to the attorney-client privilege.

PRODUCT shall mean any Supplier Equipment, Supplier Software or Supply Item provided by Supplier pursuant to an Agreement.

PROGRAM ERROR shall mean code in the Licensed Software that produces unintended results or actions, or that produces results or actions other than those described in the applicable Specifications. A Program Error includes, without limitations, any "Critical Program Error."

PROGRAM SET shall mean the group of Products including the Licensed Software specified in the applicable Transaction Agreement plus any additional Products licensed by Customer under the Software Licensing Agreement and any applicable Transaction Agreement.

PROJECT shall mean the total of all Software and related Documentation, Equipment and Services to be provided by Supplier under a Category Agreement or any applicable Transaction Agreement.

PROJECT MANAGER shall mean the individuals designated by Customer and Supplier, respectively, pursuant to Section 3.1(B) of the Framework Agreement.

PROPOSAL shall mean the Supplier's written proposal submitted in response to Customer's solicitation of same in whatever form such request is made (including an RFP), and on which Customer's decision to acquire Products or Services from Supplier through one or more specific transactions as set forth in the applicable Category Agreements and Transaction Agreements will be based.

RECOMMENDED EQUIPMENT CONFIGURATION shall mean the Equipment to the extent utilized by Customer recommended by the Supplier in Supplier's Proposal relating to a specific proposed transaction that results in the execution of a Transaction Agreement.

RELATED ENTITIES shall mean any functional entity, division, department, group affiliates, subsidiaries or parents of a Party. For purposes of this definition, "affiliate" shall mean any company, partnership or joint venture more than ten percent (10%) of the interest in which is owned by or under the control of a Party, parent or subsidiary, at any tier, and any customer, dealer, distributor, supplier or agent to which Customer wishes to extend Products and Services; "subsidiary" shall mean any company, partnership or joint venture more than ten percent (10%) of the voting shares of which, or interest in which, are owned or controlled by a Party or any parent, other subsidiary or affiliate at any tier; and "parent" shall mean any company, partnership, or joint venture that owns or controls more than fifty percent (50%) interest of a Party.

REMEDIAL MAINTENANCE shall mean maintenance performed, or required to be performed, by Supplier upon the written or oral request of Customer to place the applicable Product or System back into good operating condition, in accordance with the standards specified in the definition of "Preventive Maintenance" herein after it has become inoperative or subject to malfunction.

REQUEST FOR PROPOSAL OR RFP shall mean formal requests by Customer to Supplier that solicit a Proposal by Supplier to provide certain Products and Services to Customer.

SERVICES shall mean any Outsourcing Services, programming service, Preventive Maintenance service, Remedial Maintenance service, Software maintenance service, conversion service, consulting service, support service or other service provided by Supplier to Customer as further in the applicable Agreements.

SERVICE LEVELS shall mean the required availability, response times or other performance standards of Customer's information technology business operations, including but not limited to such performance standards relating to Critical Systems, Products and Services, as such performance standards are set forth in the applicable Transaction Agreement.

SHARED ENVIRONMENT shall mean a site or facility from which Supplier provides Products or Services to more than one customer.

SITE shall mean all Customer designated locations worldwide, including all present and future Customer-controlled locations, Customer's customers, suppliers, dealers and other third parties. Supplier Corporate Contract Manager will have the authority to issue, execute, grant and provide on behalf of Supplier any approvals, requests, notices and other communications required by an Agreement.

SUPPLIER DERIVATIVE WORKS shall have the meaning as set forth in Section 13.4(C) of the Framework Agreement.

SUPPLIER EQUIPMENT shall mean Equipment owned by, leased by, or otherwise under the control of, Supplier.

SUPPLIER INTELLECTUAL PROPERTY shall mean all Intellectual Property including without limitation, Supplier Confidential Information and any improvements or modifications thereto and Derivative Works thereof, created, developed or prepared by or on behalf of Supplier or that are proprietary to, or otherwise owned by, Supplier or its third party licensors, but not including anything developed under or in support of the performance of Supplier's obligations under the Agreements or in accordance with the terms of Section 13.4(B) of the Framework Agreement.

SUPPLIER MODIFICATIONS shall have the meaning set forth in Section 13.1 of the Software Licensing Category Agreement.

SUPPLIER PROJECT MANAGER shall mean the individual designated by Supplier, pursuant to Section 3.1(B) of the Framework Agreement, and set forth in a Transaction Agreement that will act as the primary point of contact with respect to communications to and from Customer regarding the project contemplated by the Transaction Agreement. Supplier Project Manager will have the authority to issue, execute, grant and provide on behalf of Supplier any approvals, requests, notices and other communications required by the project contemplated by the Transaction Agreement, except as such authority is otherwise reserved by Supplier Corporate Contract Manager.

SUPPLIER SOFTWARE shall mean Software owned by, or licensed to, or otherwise under the control of, Supplier, including Supplier Third-Party Software.

SUPPLIER THIRD-PARTY SOFTWARE shall mean Software owned by a party other than Customer or Supplier and which is licensed to Supplier.

SUPPLY ITEM shall mean any cards, paper, ribbons, magnetic tape, other magnetic storage media and similar items used in connection with the Products and Services.

SYSTEM shall mean any collection or aggregation of two (2) or more Products that are designed to perform, or are represented by Supplier as performing or being capable of performing, as a functional entity. A System may be provided to Customer by Supplier or by any other supplier and may include Component s or Products offered by Supplier and those offered by one (1) or more other suppliers. The Products comprising each System, along with designations of whether the Supplier is responsible for providing them, are to be specified in the applicable Transaction Agreement.

SYSTEM ACCEPTANCE TESTING shall mean one of the Acceptance Tests, as specified in a Category Agreement or Transaction Agreement.

SYSTEM OR MODULE FAILURE DOWNTIME shall have the meaning as set forth in Section 9.3(C) of the Software Licensing Agreement.

T&M CHARGES shall mean time and material charges.

TAXES shall mean any value-added, country or local sales, use or similar taxes imposed by and collected on behalf of any taxing authority and any telecommunications excise taxes, except taxes on the net income of a Party.

TERM shall mean, collectively, the initial term and renewal term, if applicable.

TERMINATION ASSISTANCE PERIOD shall mean a period of up to three (3) years as may be reasonably required by Customer for the orderly transition of the affected Services.

TERMINATION ASSISTANCE SERVICES shall mean any services requested by Customer that may be required during the Termination Assistance Period to facilitate the transfer of the affected Services to Customer or to a third-party service provider, as applicable, including providing to Customer or third-party personnel training in the performance of the affected services.

THIRD-PARTY AGREEMENTS shall mean those third-party agreement identified in the applicable Transaction Agreement to which Customer is a party and which will affect, or be affected by, the provision of the Outsourcing Services by Supplier.

THIRD-PARTY INVOICES shall mean invoices received in connection with the Supplier-Administered Agreements.

TIME OF RECEIPT shall mean the time of disclosure of the applicable information to the receiving Party.

TOTAL PURCHASE PRICE shall mean the total amount payable by Customer as set forth nit eh applicable Transaction Agreement.

TRANSACTION AGREEMENT shall mean an agreement invoking and supplementing this Framework Agreement and one or more Category Agreements that sets forth terms specific to that category or categories (e.g., Service Levels).

TRANSFERRED EMPLOYEE shall mean those employees and individual independent subcontractor personnel of Customer or of its existing outsourcing service provider previously agreed upon between the Parties and identified in the applicable Transaction Agreement that will be offered employment or subcontractor contracts, as applicable, by Supplier.

TRANSITION PERIOD shall mean the period from the Effective Date of the applicable Transaction Agreement until the Acceptance Date.

UPGRADE shall mean the exchange, modification or conversion of a Product for or into a Product that has greater or improved capability, performance or specifications.

WARRANTY PERIOD shall mean the period of time set forth in a Category Agreement or Transaction Agreement during which Supplier, at its expense, has specific responsibilities with respect to Products set forth in a Category Agreement or a Transaction Agreement.

WORK PRODUCT shall mean all Intellectual Property and Deliverables including any improvements or modifications thereto, created, developed or prepared by Supplier or a third party under or in support of the performance of its obligations under the Agreements, or in accordance with the terms of Section 13.4(B) of the Framework Agreement, but shall not include Supplier Derivative Works.

YEAR 200 COMPLIANT shall have the meaning as set forth in Section 10.10(B) of the Framework Agreement.